CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$1,650,000	$225.06

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933

Pricing Supplement dated April 18, 2013 (To the Prospectus dated August 31, 2010, the Prospectus Supplement dated May 27, 2011 and Index Supplement dated May 31, 2011)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-169119

$1,650,000 Buffered SuperTrackSM Notes due April 24, 2019 Linked to the Performance of an Equity Basket Global Medium-Term Notes, Series A, No. E-7823

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Basket Initial Valuation Date:	April 18, 2013

Issue Date:	April 23, 2013

Basket Final Valuation Date:	April 18, 2019*

Maturity Date:	April 24, 2019**

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 in excess thereof

Interest:	We will not pay you interest during the term of the Notes.

Reference Asset:	A weighted basket (the “Basket”) comprised of the following indices and exchange-traded funds (each of which are referred to as a “Basket Component” and collectively as the “Basket Components”) with each Basket Component having the weighting noted below:

Basket Components	Bloomberg Service Page	Weight	Initial Value
S&P 500® Index (the “S&P 500 Index”)	SPX<Index>	34.50%	1541.61
Russell 2000® Index (the “Russell 2000 Index”)	RTY <Index>	8.00%	901.51
iShares® MSCI EAFE Index Fund (the “MSCI EAFE ETF”)	EFA UP <Equity>	9.00%	$58.63
PowerShares DB Commodity Index Tracking Fund (the “DB Commodity Index Tracking ETF”)	DBC UP <Equity>	8.00%	$25.79
Consumer Staples Select Sector SPDR® Fund (the “Consumer Staples Select Sector ETF”)	XLP UP <Equity>	5.00%	$40.37
iShares® Dow Jones Select Dividend Index Fund (the “Dow Jones Select Dividend ETF”)	DVY UP <Equity>	5.00%	$63.20
iShares® iBoxx $ Investment Grade Corporate Bond Fund (the “iBoxx ETF”)	LQD UP <Equity>	7.00%	$121.53
iShares® MSCI Japan Index Fund (the “MSCI Japan ETF”)	EWJ UP <Equity>	7.00%	$11.20
iShares® MSCI Emerging Markets Index Fund (the “MSCI Emerging Markets ETF”)	EEM UP <Equity>	5.00%	$41.03
Health Care Select Sector SPDR Fund (the “Health Care Select Sector ETF”)	XLV UP <Equity>	4.00%	$46.93
PowerShares QQQ TrustSM, Series 1 (the “Power Shares QQQ ETF”)	QQQ UP <Equity>	4.00%	$67.14
iShares Barclays Treasury Inflation Protected Securities Bond Fund (the “iShares TIPS ETF”)	TIP UP <Equity>	3.50%	$120.98

Each of the S&P 500® Index and the Russell 2000® Index are referred to herein as an “Index” and collectively as the “Indices”. Each Basket Component other than the Indices is referred to herein as an “ETF” and collectively as the “ETFs”.

Buffer Percentage:	31.00%

Initial Basket Level:	The Initial Basket Level will be set to 100.00 on the Basket Initial Valuation Date.

Final Basket Level:

The Final Basket Level will reflect the Basket Performance as measured from the Basket Initial Valuation Date to the Basket Final Valuation Date and will be calculated as follows:

Initial Basket Level + [Initial Basket Level × Basket Performance]

Threshold Level:

The Threshold Level is equal to 69.00% of the Initial Basket Level, or 69.00

The percentage of the Initial Basket Level represented by the Threshold Level will be equal to 1 minus the Buffer Percentage. As the Buffer Percentage is set at 31.00% on the Basket Initial Valuation Date, the Threshold Level is equal to 69.00% of the Initial Basket Level, or 69.00.

Payment at Maturity:

If you hold your Notes to maturity, you will receive (in each case, subject to our credit risk), a cash payment determined as follows:

•        If the Final Basket Level is greater than the Initial Basket Level, you will receive a cash payment per $1,000 principal amount Note equal to (a) $1,000 plus (b) $1,000 times the Basket Performance calculated as follows:

$1,000 + [$1,000 × Basket Performance]

•        If the Final Basket Level is less than or equal to the Initial Basket Level, but greater than or equal to the Threshold Level, you will receive a cash payment of $1,000 per $1,000 principal amount Note that you hold; and

•        If the Final Basket Level is less than the Threshold Level, you will receive a cash payment per $1,000 principal amount Note equal to (a) $1,000 plus (b) $1,000 times (i) the Basket Performance plus the Buffer Percentage. Accordingly, your payment per $1,000 principal amount Note will be calculated as follows:

$1,000 + [$1,000 × (Basket Performance + Buffer Percentage)]

As the Buffer Percentage is set at 31.00%, if the Basket Performance is less than -31.00%, you will lose 1% of the principal amount of your Notes for every 1% that the Basket Performance falls below -31.00% and you may lose up to 69.00% of your principal. Any payment on the Notes, including any principal protection feature provided at maturity, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this pricing supplement.

Closing Value of the Basket Components:

With respect to an Index, the closing level of the Index published at the regular weekday close of trading on the relevant valuation date as determined by the Calculation Agent and displayed on the applicable Bloomberg Professional® service page noted above or any successor page on Bloomberg Professional® service or any successor service, as applicable.

With respect to an ETF, the official closing price per share of the exchange traded fund on the relevant valuation date as displayed on the respective Bloomberg Professional® service page noted above or any successor page on Bloomberg Professional® service or any successor service, as applicable.

In certain circumstances, the closing level of an Index will be based on the alternate calculation of the index as described in “Reference Assets—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” starting on page S-90 of the accompanying Prospectus Supplement.

In certain circumstances, the closing price per share of an ETF will be based on the alternate calculation of the ETF as described in “Reference Asset—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” in the accompanying prospectus supplement.

Basket Component Return:	With respect to each Basket Component, the performance of such Basket Component from its Initial Value to its Final Value, calculated as follows: Final Value – Initial Value Initial Value

Initial Value:	With respect to each Basket Component, the Closing Value of such Basket Component on the Basket Initial Valuation Date, as noted in the table above.

Final Value:	With respect to each Basket Component, the Closing Value of such Basket Component on the Basket Final Valuation Date.

Basket Value Contribution:	With respect to a Basket Component, the weight of such Basket Component (as shown in the table above) times the Basket Component Return of such Basket Component.

Basket Performance:	The Basket Performance will be equal to the sum of the Basket Value Contributions of each Basket Component.

Reference Asset Business Day:	A day that is both (i) an Index Business Day with respect to each of the Indices, and (ii) a Trading Day with respect to each of the ETFs.

Index Business Day:	With respect to an Index, a day, as determined by the Calculation Agent, on which each of the relevant exchanges on which each Index component is traded is scheduled to be open for trading and trading is generally conducted on each such relevant exchange.

Trading Day:	With respect to the ETF, a day, as determined by the Calculation Agent, on which the primary exchange or market of trading for shares or other interests in the ETF or the shares of any successor fund is scheduled to be open for trading and trading is generally conducted on such market or exchange.

Calculation Agent:	Barclays Bank PLC

Basket Selection Agent:	The composition and the weighting of the Basket Components were selected by the Institute for Wealth Management, LLC (“IWM”), a registered investment adviser under the Investment Advisers Act of 1940, as amended (in its capacity as Basket Selection Agent with respect to the Notes, the “Basket Selection Agent”). We will pay IWM, as Basket Selection Agent, a fee equal to 2% of the aggregate principal amount of the Notes for determining the composition and weighting of the Basket. This fee is included in the original issue price of the Notes. IWM, as investment adviser, may charge fees for accounts that it advises based on the amount of assets held in those accounts. If IWM, as your investment adviser, purchases Notes on your behalf for your accounts, you may be charged fees based on the amount of assets (including the Notes) that you may hold in such accounts. Such fees, if any, will be in addition to the fee that IWM will receive for serving as Basket Selection Agent. For more information on IWM, see “Institute for Wealth Management” in this pricing supplement. The offering of the Notes is not an endorsement by us or any of our affiliates of an investment in the Notes or any of the Basket Components.

CUSIP/ISIN:	06741TRV1 and US06741TRV16

*	Subject to postponement in the event of a market disruption event and as described under “Selected Purchase Considerations—Market Disruption Events” in this pricing supplement.
**	Subject to postponement in the event of a market disruption event and as described under “Terms of the Notes—Maturity Date” and “Selected Purchase Considerations—Market Disruption Events” in this pricing supplement.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the prospectus supplement, “Risk Factors” beginning on page IS-2 of the index supplement and “Selected Risk Considerations ” beginning on page PPS-8 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Agent’s Commission‡	Proceeds to Barclays Bank PLC
Per Note	100%	0.25%	99.75%
Total	$1,650,000	$4,125	$1,645,875

‡

Barclays Capital Inc. will receive commissions from the Issuer equal to 0.25% of the principal amount of the notes, or $2.50 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the U.S. Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

•	Index Supplement dated May 31, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511154632/d424b3.htm

Our SEC file number is 1-10257. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

PPS-2

Hypothetical Examples

Illustrative Calculations of Basket Component Returns, Basket Value Contributions, Basket Performance, Final Basket Level and Payment at Maturity

The following example sets forth the methodology used to calculate the Basket Component Return of each Basket Component, the Basket Value Contribution of each Basket Component and the Basket Performance. The numbers set forth in the following example, which have been rounded for ease of reference, are purely hypothetical and are provided for illustrative purposes only and do not relate to the actual Initial Value of any Basket Component on the Basket Initial Valuation Date or the Final Value of any Basket Component on the Basket Final Valuation Date. We cannot predict the Basket Component Returns of any of the Basket Components or the Basket Performance.

This example assumes the Initial Values, Final Values and weights of the Basket Components as indicated, a Buffer Percentage of 31.00%, a Threshold Level of 69.00 and an Initial Basket Level of 100.00.

Basket Component	Initial Value	Final Value	Basket Component Return	Weight	Basket Value Contribution
S&P 500 Index	1,541.61	770.81	-50.00%	34.50%	-17.25%
Russell 2000 Index	901.51	585.98	-35.00%	8.00%	-2.80%
MSCI EAFE ETF	$58.63	$29.32	-50.00%	9.00%	-4.50%
DB Commodity Index Tracking ETF	$25.79	$10.32	-60.00%	8.00%	-4.80%
Consumer Staples Select Sector ETF	$40.37	$24.22	-40.00%	5.00%	-2.00%
Dow Jones Select Dividend ETF	$63.20	$37.92	-40.00%	5.00%	-2.00%
iBoxx ETF	$121.53	$85.07	-30.00%	7.00%	-2.10%
MSCI Japan ETF	$11.20	$11.48	2.50%	7.00%	0.18%
MSCI Emerging Markets ETF	$41.03	$16.41	-60.00%	5.00%	-3.00%
Health Care Select Sector ETF	$46.93	$9.39	-80.00%	4.00%	-3.20%
Power Shares QQQ ETF	$67.14	$33.57	-50.00%	4.00%	-2.00%
iShares TIPS ETF	$120.98	$131.87	9.00%	3.50%	0.32%

Basket Performance (sum of the Basket Value Contributions):					-43.16%

Step 1: Calculate the Basket Component Return of each Basket Component.

As the table above demonstrates, the Basket Component Return for each Basket Component will be equal to the performance of the Basket Component from its Initial Value to its Final Value, calculated as follows:

Final Value – Initial Value

Initial Value

Step 2: Calculate the Basket Value Contribution of each Basket Component.

As the table above demonstrates, the Basket Value Contribution for each Basket Component will be equal to the weight of such Basket Component times the Basket Component Return of such Basket Component.

Step 3: Calculate the Basket Performance.

As the table above demonstrates, the Basket Performance will be equal to the sum of the Basket Value Contributions of each Basket Component. In this case, the Basket Performance equals -43.16%.

Step 4: Using the Basket Performance calculated in Step 3 above, calculate the Final Basket Level.

As set forth on the cover page of this pricing supplement, the Final Basket Level is equal to (a) the Initial Basket Level plus (b) the Initial Basket Level times the Basket Performance. Accordingly, the Final Basket Level is calculated as follows:

Initial Basket Level + [Initial Basket Level × Basket Performance]

100.00 + [100.00 × -43.16%] = 56.84

PPS-3

Accordingly, the Final Basket Level is 56.84.

Step 5: Using the Final Basket Level calculated in Step 4 above, calculate the payment at maturity.

In this case, because the Final Basket Level is less than the Initial Basket Level and less than the Threshold Level, the payment at maturity (per $1,000 principal amount Note) is calculated as follows:

$1,000 + [$1,000 × (Basket Performance + Buffer Percentage)]

$1,000 + [$1,000 × (-43.16% + 31.00%)] = $878.40

Accordingly, the investor receives at maturity (subject to our credit risk) a cash payment of $878.40 per $1,000 principal amount Note that they hold.

Hypothetical Examples of Amounts Payable at Maturity

The following table illustrates the hypothetical total return at maturity on the Notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis. Note that, for purposes of the hypothetical total returns set forth below, we are assuming an Initial Basket Level of 100.00, a Buffer Percentage of 31.00% and a Threshold Level of 69.00. The examples below do not take into account any tax consequences from investing in the Notes.

For a detailed description of how the Basket Performance, Final Basket Level and Payment at Maturity will be calculated, please see “Illustrative Calculations of Basket Component Returns, Basket Value Contribution, Basket Performance, Final Basket Level and Payment at Maturity” above.

Basket Performance	Final Basket Level	Payment at Maturity (per $1,000 principal amount Note)	Total Return
100.00%	200.00	$2,000.00	100.00%
90.00%	190.00	$1900.00	90.00%
80.00%	180.00	$1,800.00	80.00%
70.00%	170.00	$1,700.00	70.00%
60.00%	160.00	$1,600.00	60.00%
50.00%	150.00	$1,500.00	50.00%
40.00%	140.00	$1,400.00	40.00%
30.00%	130.00	$1,300.00	30.00%
20.00%	120.00	$1,200.00	20.00%
10.00%	110.00	$1,100.00	10.00%
0.00%	100.00	$1,000.00	0.00%
-5.00%	95.00	$1000.00	0.00%
-10.00%	90.00	$1000.00	0.00%
-20.00%	80.00	$1000.00	0.00%
-30.00%	70.00	$1000.00	0.00%
-31.00%	69.00	$1000.00	0.00%
-35.00%	65.00	$960.00	-4.00%
-40.00%	60.00	$910.00	-9.00%
-50.00%	50.00	$810.00	-19.00%
-60.00%	40.00	$710.00	-29.00%
-70.00%	30.00	$610.00	-39.00%
-80.00%	20.00	$510.00	-49.00%
-90.00%	10.00	$410.00	-59.00%
-100.00%	0.00	$310.00	-69.00%

PPS-4

Example 1: The level of the Basket increases from an Initial Basket Level of 100.00 to a Final Basket Level of 110.00.

In this case, because the Final Basket Level of 110.00 is greater than the Initial Basket Level of 100.00 and the Basket Performance is 10.00% the investor receives a payment at maturity of $1,100.00 per $1,000 principal amount Note, calculated as follows:

$1,000 + [$1,000 × Basket Performance]

$1,000 + [$1,000 × 10.00%] = $1,100.00

The total return on the investment of the Notes is 10.00%.

Example 2: The level of the Basket decreases from an Initial Basket Level of 100.00 to a Final Basket Level of 80.00.

In this case, because the Final Basket Level of 80.00 is less than the Initial Basket Level of 100.00, but greater than or equal to the Threshold Level of 69.00, the investor receives a payment at maturity of $1,000 per $1,000 principal amount Note.

The total return on investment of the Notes is 0.00%.

Example 3: The level of the Basket decreases from an Initial Basket Level of 100.00 to a Final Basket Level of 20.00.

Because the Final Basket Level of 20.00 is less than the Threshold Level of 69.00, the investor receives a payment at maturity of $510.00 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × (Basket Performance + Buffer Percentage)]

$1,000 + [$1,000 × (-80.00% + 31.00%)] = $510.00

The total return on the investment of the Notes is -49.00%.

BASKET OVERVIEW

The Basket is designed to allow investors to participate in the weighted percentage changes in the closing levels of the Basket Components as measured from the Initial Basket Level to the Final Basket Level of the Basket. The Basket is composed of (i) two equity indices that track the large capitalization and small capitalization U.S. equity markets; (ii) seven equity-linked exchange traded funds that track the foreign developed markets, the foreign emerging markets, the Japanese equity markets, high yield dividend bearing U.S. equities, the largest and most actively traded domestic and international equities listed on the NASDAQ Stock Market, and the health care and consumer staples sectors of the U.S. equity markets (iii) two bond-linked exchange traded funds that track inflation-protected public obligations of the U.S. treasury and liquid, U.S. dollar-denominated, investment grade U.S. corporate bonds and (iii) a commodity-linked exchange traded fund that tracks futures contracts on fourteen commodities. The Basket Components are more fully described in the Section “Information about the Basket Components” below. Each Basket Component is assigned an initial weight on the pricing date, as set forth in the table above.

For more information on the calculation of the value of the Basket, please see section entitled “Illustrative Calculations of Basket Component Returns, Basket Value Contributions, Basket Performance, Final Basket Level and Payment at Maturity” above.

Hypothetical Historical Performance of the Basket

While actual historical information on the Basket will not exist before the pricing date, the following graph sets forth the hypothetical historical performance of the Basket from August 1, 2007 through April 18, 2013. The graph is based upon actual historical levels of the Basket Components, assuming the Basket Components are weighted as set out on the first page with an initial basket value of 100 on August 1, 2007. The actual Initial Value for each Basket Component will be set on the pricing date and will be different from those used in the graph, but the basket component weightings will remain the same. The graph illustrates the effect of the offset and/or correlation among the Basket Components during such period. Further, as a comparative reference, we have provided the performance of the S&P 500 Index (the most highly weighted Basket Component) for the same period, normalized with an initial value of 100 as of August 1, 2007.

PPS-5

This hypothetical historical data on the Basket is not necessarily indicative of the future performance of the Basket or what the value of the Notes may be. Any historical upward or downward trend in the value of the Basket during any period set forth below is not an indication that the value of the Basket is more or less likely to increase or decrease at any time over the term of the notes.

SELECTED PURCHASE CONSIDERATIONS

•

Market Disruption Events—The Basket Final Valuation Date, the Maturity Date and the Payment at Maturity are subject to adjustment in the event of a Market Disruption Event with respect to any Basket Component. If the Calculation Agent determines that on the Basket Final Valuation Date, a Market Disruption Event occurs or is continuing with respect to any Basket Component, the Basket Final Valuation Date will be postponed. If such postponement occurs, the Final Values of the Basket Components shall be determined using the Closing Values of the Basket Components on the first following Reference Asset Business Day on which no Market Disruption Event occurs or is continuing with respect to any Basket Component. In no event, however, will the Basket Final Valuation Date be postponed by more than five scheduled Reference Asset Business Days. If the Calculation Agent determines that a Market Disruption Event occurs or is continuing with respect to any Basket Component on such fifth day, the Calculation Agent will determine the Final Value of any Basket Component unaffected by such Market Disruption Event using the Closing Value of such Basket Component on such fifth day, and will make an estimate of the Closing Value of any Basket Component affected by such Market Disruption Event that would have prevailed on such fifth day in the absence of the Market Disruption Event.

•

For a description of what constitutes a market disruption event with respect to the Indices, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities (with respect to the Indices)”;

•

For a description of what constitutes a Market Disruption Event with respect to the DB Commodity Index Tracking ETF, the iBoxx ETF and the iShares TIPS ETF, see “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds”; and

•

For a description of what constitutes a Market Disruption Event with respect to each of the ETFs (other than the DB Commodity Index Tracking ETF, the iBoxx ETF and the iShares TIPS ETF, see “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Comprised of Equity Securities”.

•	Adjustments to the Basket—For a description of adjustments that may affect the Basket or one or more of the Basket Components, see the following sections of the prospectus supplement:

•	For a description of adjustments that may affect the Indices, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index”; and

•

For a description of adjustments that may affect the ETFs, see “Reference Assets—Exchange-Traded Funds— Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds”.

PPS-6

If on or prior to the Basket Final Valuation Date, the shares or other interests in any of the ETFs (or any successor fund) are de-listed or any of the ETFs (or any successor fund) are liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then Calculation Agent may, in its sole discretion, elect to make an adjustment to the Initial Value or Final Value of the affected Basket Component or to the method of determining the applicable Basket Component Return, Basket Value Contribution or any other terms of the Notes as the Calculation Agent, in its sole discretion, determines appropriate to account for the de-listing, liquidation or termination, as applicable, would have had if the Notes represented an actual interest in such Basket Component equivalent to the notional interest of the Notes in the applicable Basket Component.

If the Calculation Agent elects not to make an adjustment as described in the preceding paragraph or determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent shall cause the Maturity Date to be accelerated to the fourth business day following the date of that determination and the payment at maturity that you will receive on the Notes will be calculated as though the date of early repayment were the stated Maturity Date of the Notes and as though the Basket Final Valuation Date were the date of de-listing, liquidation or termination, as applicable (or, if such day is not a Reference Asset Business Day, the immediately preceding day that is a Reference Asset Business Day).

As used above, the terms “successor fund” has the meanings set forth under “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” in the accompanying prospectus supplement.

•

Material U.S. Federal Income Tax Considerations—The material tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your Notes in the initial issuance of the Notes). In addition, this discussion does not apply to you if you purchase your Notes for less than the principal amount of the Notes.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described below. This opinion assumes that the description of the terms of the Notes in this pricing supplement is materially correct.

The U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below. Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled executory contract with respect to the Basket. Subject to the discussion of Section 1260 below, if your Notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year.

Although not entirely clear, it is possible that the purchase and ownership of the Notes could be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code to the extent the amount you receive in respect of the Notes relates to changes in the value of the ETFs. If your Notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale or maturity of your Notes that is attributable to the appreciation of the ETFs over the term of your Notes would be recharacterized as ordinary income to the extent that such long-term capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased the actual number of shares of the ETFs referenced by your Notes on the date that you purchased your Notes and sold those shares on the date of the sale or maturity of the Notes (the “Excess Gain Amount”), and you would be subject to an interest charge on the deferred tax liability with respect to such Excess Gain Amount. Furthermore, if another exchange traded fund is substituted for any ETF, there could be an Excess Gain Amount if you would have recognized short-term capital gain if you had directly owned that ETF and sold the ETF to purchase its substitute. You should be aware that, if the Notes are subject to the constructive ownership rules, the Excess Gain Amount could be presumed to be equal to all of the gain that you recognize in respect of the Notes (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. Because the application of the constructive ownership rules to the Notes is unclear, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Notes.

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As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect. Other alternative treatments for your Notes may also be possible under current law. For example, it is possible that the Notes could be treated as a debt instrument that is subject to the special tax rules governing contingent payment debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes and you would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. Any gain you recognize upon the sale or maturity of your Notes would be ordinary income and any loss recognized by you at such time would generally be ordinary loss to the extent of interest you included in income in the current or previous taxable years with respect to your Notes, and thereafter would be capital loss.

For a further discussion of the tax treatment of your Notes as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes. For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this pricing supplement.

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Notes), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

Non-U.S. Holders. The Treasury Department has issued proposed regulations under Section 871(m) of the Internal Revenue Code which could ultimately require us to treat all or a portion of any payment in respect of your Notes as a “dividend equivalent” payment that is subject to withholding tax at a rate of 30% (or a lower rate under an applicable treaty). You could also be required to make certain certifications in order to avoid or minimize such withholding obligations, and you could be subject to withholding (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. You should consult your tax advisor concerning the potential application of these regulations to payments you receive with respect to the Notes when these regulations are finalized.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Basket Components. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”;

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”;

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“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds.”

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“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in an Exchange-Traded Fund Invested in Commodities or Based in Part on Commodities”;

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In addition to the risks described above, you should consider the following:

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Your Investment in the Notes May Result in Significant Loss; If the Basket Final Level is Less than the Threshold Level, You will Receive Less, And Possibly Significantly Less, Than Your Original Investment in the Notes at Maturity—The Notes do not guarantee any return of principal. The Notes provide for limited protection (subject to our credit risk) at maturity and only to the extent afforded by the Buffer Percentage. If the Basket Performance is negative, the payment at maturity of the Notes will depend on the extent to which the Final Basket Level declines from the Initial Basket Level. As the Buffer Percentage is 31.00%, if the Basket Performance is less than -31.00%, you will lose 1% of the principal amount of your Notes for every 1% that the Basket Performance falls below -31.00%. As such, you may lose up to 69.00% of the principal amount of your Notes.

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Credit of Issuer—The Notes are senior unsecured debt obligations of the Issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any principal due at maturity, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

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The Payment at Maturity of Your Notes is Not Based on the Value of the Basket Components at Any Time Other than the Closing Values of the Basket Components on the Basket Final Valuation Date—The Basket Component Return of each Basket Component (and, in turn, the Basket Contribution Values, Basket Performance and the Final Basket Level) will be based solely on the Final Value of each Basket Component as compared to the Initial Value of each Basket Component. Therefore, if the Closing Value of one or more of the Basket Components drops precipitously on the Basket Final Valuation Date, the payment at maturity, if any, that you will receive for your Notes may be significantly less than it would otherwise have been had such payment been linked to the values of the Basket Components at any time prior to such drop.

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The Basket Components are Not Equally Weighted and the Weighted Performance of the Basket Components May Offset Each Other—Because the Basket Components are not equally weighted, the same percentage change in two or more of the Basket Components may have different effects on the Final Basket Level. For example, because the Basket Component weighting for the S&P 500 Index is considerably greater than the Basket Component weighting of any of the other Basket Components, any decrease in the value of the S&P 500 Index will have a significantly greater effect on the Final Basket Value than a comparable percentage increase in value of any of the other Basket Components. Therefore, in calculating the Final Basket Level, increases in the value of one or more of the lesser weighted Basket Components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other more highly weighted Basket Components. Because the S&P 500 Index alone makes up 34.50% of the Basket, you should expect that generally the market value of your Notes and your payment at maturity will depend significantly on the performance of the S&P 500 Index from the Basket Initial Valuation Date to the Basket Final Valuation Date.

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Holding the Notes is not the Same as Owning Directly the Basket Components, or the Underlying Constituents of the Basket Components—Holding the Notes is not the same as investing directly in any of the Basket Components or components of the Basket Components. The return on your Notes will not reflect the return you would realize if you actually purchased the Basket Components or underlying components of the Basket Components. As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of any of the ETFs, the underlying constituents of such ETFs, or the stocks comprising either of the Indices, would have.

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Historical Performance of the Basket Components Should Not Be Taken as Any Indication of the Future Performance of the Basket Components Over the Term of the Notes—The historical performance of a Basket Component is not an indication of the future performance of that Basket Component over the term of the Notes. The historical correlation between Basket Components is not an indication of the future correlation between them over the term of the Notes. Therefore, the performance of the Basket over the term of the Notes may bear no relation or resemblance to the historical performance of any of the Basket Components.

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Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

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Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

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Taxes—The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Notes should be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal

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contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Notes (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Notes even though you will not receive any payments with respect to the Notes until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

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Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the price you paid for your Notes, and any sale prior to the Maturity Date could result in a substantial loss to you.

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Adjustments to the Indices or ETFs (including underlying indices tracked by the ETFs) could adversely affect the value of the Notes—Those responsible for calculating and maintaining the Indices or ETFs or the underlying indices tracked by the ETFs can add, delete or substitute the components of the Indices or ETFs (or the underlying indices tracked by the ETFs), or make other methodological changes that could change the value of the Indices or ETFs (or the underlying indices tracked by the ETFs). In addition, the publisher of an Index may discontinue or suspend calculation or publication of such Index or any of the ETFs may be delisted from their relevant exchange or liquidated or otherwise terminated at any time. Any of these actions could adversely affect the value of the Basket Components and, consequently, the value of the Notes. For a description of the actions that may be taken by the Calculation Agent in the event that an Index publisher discontinues or suspends calculation of an Index or an ETF is liquidated or otherwise terminated, please see “Selected Purchase Considerations—Adjustments to the Basket” in this pricing supplement.

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Many Unpredictable Factors, Including Economic and Market Factors, Will Impact the Value of the Notes—In addition to the value of the Basket Components on any day, and in addition to the factors set forth above, the value of the Notes will be affected by a number of unpredictable factors including economic and market factors that interrelate in complex ways and the effect of one factor on the value of the Notes may either offset or magnify the effect of another factor, including:

•	the performance of the Basket, the performance of any of the Basket Components and the volatility of the values of the Basket Components;

•	the time to maturity of the Notes;

•	the dividend rate on the Basket Components (including the dividend rate on the common stocks underlying the Indices);

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•	our financial condition and hedging activities;

•	supply and demand for the Notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Selected Risk Considerations Related to the Basket Components

The values of the Basket Components can rise or fall sharply due to factors specific to each such Basket Component and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. There are specific risks associated with each of these Basket Components and the most significant of these risks are highlighted in the risk factors below:

•	Certain Features of Exchange-Traded Funds Will Impact the Value of the ETFs and the Value of the Notes:

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Management risk. This is the risk that the respective investment strategies for the ETFs, the implementation of which is subject to a number of constraints, may not produce the intended results. An investment in a exchange-traded fund involves risks similar to those of investing in any fund of equity securities traded on an exchange, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. However, because the ETFs are not “actively” managed, they generally do not take defensive positions in declining markets or would not sell a security because the security’s issuer was in financial trouble. Therefore, the performance of the ETFs could be lower than other types of mutual funds that may actively shift their portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

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Derivatives risk. ETFs may invest in futures contracts, options on futures contracts, other types of options and swaps and other derivatives. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as commodities. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices, and thus the ETF’s losses, and, as a consequence, the losses of your Notes, may be greater than if the ETFs invested only in conventional securities.

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Exchange-Traded Funds May Underperform Their Respective Underlying Assets/Indices—The performance of the ETFs may not replicate the performance of, and may underperform, their respective underlying assets or indices. ETFs will reflect transaction costs and fees that will reduce their relative performances. Moreover, it is also possible that the ETFs may not fully replicate or may, in certain circumstances, diverge significantly from the performance of their respective underlying assets or indices. Because the return on your Notes is linked to the weighted performance of the ETFs and not their underlying assets, the return on your Notes may be less than that of an alternative investment linked directly to the underlying assets of the ETFs or the stocks comprising the underlying indices of the ETFs.

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Certain Consideration Related to ETFs or Indices that Invest In, or Whose Underlying Constituents Are, Non- U.S. Securities that Trade in Non-U.S. Markets, Including Emerging Markets—Some or all of the equity securities that are held by the MSCI EAFE ETF, the MSCI Emerging Markets ETF and the MSCI Japan ETF, three of the Basket Components, have been issued by non- U.S. issuers. In addition, the iBoxx ETF, which is also a Basket Component, may include U.S. dollar- denominated bonds of foreign corporations. Investments in securities linked to the value of non-U.S. securities involve risks associated with the securities markets in those countries. In particular securities issued by foreign companies in foreign securities markets may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks which may have a negative impact on the performance of the financial products linked to such securities, which may have an adverse effect on the Notes. Also, the public availability of information concerning the issuers of such securities will vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the issuers of these securities may be subject to accounting, auditing and financial reporting standards and requirement that differ from those applicable to United States reporting companies. The economies of emerging market countries in particular face several concerns. In particular, many emerging nations are undergoing rapid institutional change, involving the restructuring of economic, political, financial and legal systems. Regula[t]ory and tax environments may be subject to change without review or appeal. Many emerging markets suffer from underdevelopment of capital markets and tax regulation. The risk of expropriation and nationalization remains a threat. Guarding against such risks is made more difficult by low levels of corporate disclosure and unreliability of economic and financial data.

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Currency Exchange Risk—Because the prices of some or all of the securities composing three of the twelve Basket Components (the MSCI EAFE ETF, the MSCI Emerging Markets ETF and MSCI Japan ETF) (the “Component Securities”) are converted into U.S. dollars for the purposes of calculating the value of the relevant Basket Components, holders of the Notes will be exposed to currency exchange rate risk with respect to each of the relevant currencies. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the weight of the Component Securities in the relevant Basket Components denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against those currencies, the value of the relevant Basket Component will be adversely affected and any return on the Notes may be reduced.

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Certain Considerations Related to Equity Indices Whose Underlying Constituents are Small Capitalization Stocks. The stocks that constitute the Russell 2000 Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

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Certain Considerations Related to ETFs Concentrated in a Particular Sector—The equity securities held by the Health Care Select Sector ETF and the Consumer Staples Select Sector ETF are issued by companies that are concentrated in the health care industry and consumer products industry, respectively. Consequently, the value of these particular ETFs may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting such industries than an exchange-traded fund linked to a more broadly diversified group of underlying constituents. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for health care or consumer products in general.

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Certain Considerations Related to the Health Care Select Sector ETF—The Health Care Select Sector ETF invests in companies in the health care sector, which are subject to extensive government regulation and their profitability can be significantly affected by a number of complex and interrelated issues, including, among other things, restrictions on government reimbursement for medical expenses, costs of providing medical products and services, competitive pricing pressures, dependency on limited numbers of products, costs relating to patent protection, political changes in the role of the federal or state governments in the health care sector, the costs of litigation based on product liability and patient claims and regulatory developments relating to the health care sector generally. Any adverse developments in the health care sector resulting from such factors may have a negative effect on the companies comprising the Health Care Select Sector ETF and, accordingly, on the value of your Notes.

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Certain Considerations Related to Fixed-Income Securities, Including Interest Rate-Related and Credit-Related Risks. Two of the Basket Components (the iBoxx ETF and the iShares TIPS ETF, which we collectively refer to as the “Bond ETFs”) are bond-linked ETFs that attempt to track the performance of indices composed of fixed income securities. Investing in the notes linked indirectly to these Basket Components differs significantly from investing directly in bonds to be held to

PPS-11

maturity as the values of the Bond ETFs change, at times significantly, during each trading day based upon the current market prices of their underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds.

In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed-income securities, including those underlying the Bond ETFs, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The eligibility criteria for the securities included in the indices that underlie the Bond ETFs, which each mandate that each security must have a minimum term remaining to maturity for continued eligibility, means that, at any time, only longer-term securities underlie the Bond ETFs, which thereby increases the risk of price volatility in the underlying securities and, consequently, the volatility in the value of the Bond ETF. As a result, rising interest rates may cause the value of the bonds underlying the Bond ETFs, the Bond ETFs and, therefore, the Notes, to decline.

Interest rates are subject to volatility due to a variety of factors, including:

•	sentiment regarding underlying strength in the U.S. economy and global economies;

•	expectations regarding the level of price inflation;

•	sentiment regarding credit quality in the U.S. and global credit markets;

•	central bank policies regarding interest rates; and

•	the performance of U.S. and foreign capital markets.

In addition, the prices of the underlying bonds are significantly influenced by the creditworthiness of the issuers of the bonds. The bonds underlying the Bond ETFs may have their credit ratings downgraded, including in the case of the bonds included in the iBoxx ETF, a downgrade from investment grade to non-investment grade status, or have their credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the underlying bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of the underlying bonds. For example, during the recent credit crisis in the United States, credit spreads widened significantly as the market demanded very high yields on corporate bonds and, as a result, the prices of the bonds underlying the Bond ETFs dropped significantly. There can be no assurance that some or all of the factors that contributed to this credit crisis will not continue or return during the term of the notes, and, consequently, depress the price, perhaps significantly, of the underlying bonds and therefore the value of the Bond ETFs, the and the notes.

•	Certain Considerations Related to Exchange Traded Funds Invested in Commodities and/or Commodities Futures Contracts such as the DB Commodity Index Tracking ETF.

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Prices of Commodities and Commodity Futures Contracts are Highly Volatile and May Change Unpredictably— Commodity prices are highly volatile and, in many sectors, have experienced unprecedented historical volatility in the past few years. Commodity prices are affected by numerous factors including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries; and natural or nuclear disasters. Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the DB Commodity Index Tracking ETF and, as a result, the market value of the Notes, and the payment you will receive on the Notes, if any.

Moreover, the prices of many of the commodities, particularly energy and agricultural commodities, reached historically high levels in 2009. Since reaching such highs, prices have fallen precipitously, to approximately 25% of their historic highs, in some cases, and prices have experienced unprecedented volatility since that time. In the case of many commodities, recent prices have also risen substantially, although they have not reached their historically high levels. There is no assurance that prices will again reach their historically high levels or that volatility will subside. It is possible that lower prices, or increased volatility, will adversely affect the performance of the DB Commodity Index Tracking ETF and, as a result, the market value of the Notes.

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Suspension or Disruptions of Market Trading in Commodities and Related Futures May Adversely Affect the Value of the Notes—The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a

PPS-12

result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the value of the DB Commodity Index Tracking ETF and, therefore, the value of the Notes.

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Changes in Law or Regulation Relating to Commodity Futures Contracts May Adversely Affect the Market Value of the Notes and the Amounts Payable on your Notes—The commodity futures contracts that underlie the DB Commodity Index Tracking ETF are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. The Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Dodd-Frank Act”, provides for substantial changes in the regulation of the futures and over-the-counter derivatives markets. Among other things, the Dodd-Frank Act is intended to limit speculation and increase transparency in the commodity markets and regulate the over-the-counter derivatives markets. The legislation requires regulators, including the Commodity Futures Trading Commission (the “CFTC”), to adopt rules on a variety of issues and many provisions of the legislation will not become effective until such rules are adopted. While The CFTC has proposed and adopted many of the required regulations, the Dodd-Frank regulatory scheme has not yet been implemented and the ultimate nature, scope and impact of the regulations on the markets and market participants cannot yet be determined.

Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses, and requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also requires the CFTC to adopt rules with respect to the establishment of limits on futures positions that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation and the CFTC has adopted such rules, although they have not yet become effective. The legislation also requires the CFTC to apply its position limits across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “economically equivalent” to the specified exchange-traded futures that are subject to the position limits. The enactment of the Dodd-Frank Act, and the CFTC’s adoption of rules on position limits, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the Notes. Industry trade groups have filed a lawsuit against the CFTC challenging the rules adopted by the CFTC on position limits, and the outcome of that litigation is yet to be seen as of the date of this filing. If the CFTC prevails in the lawsuit and the rules on position limits are upheld, those restrictions on effecting transactions in the futures markets could substantially reduce liquidity and increase market volatility in the commodities futures contracts that underlie the Commodity Indices, which could adversely affect the prices of such contracts and, in turn, the market value of the Notes and the amounts payable on the Notes at maturity or upon redemption. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap market and therefore in the futures markets, which would further restrict liquidity, increase volatility and adversely affect prices.

Other regulatory organizations have proposed, and in the future may propose, further reforms similar to those enacted by the Dodd-Frank Act or other legislation which could have an adverse impact on the liquidity and depth of the commodities, futures and derivatives markets. For example, the European Commission recently published a proposal developed by the European Securities and Markets Authority, the successor to the Committee of European Securities Regulators, which updates the Markets in Financial Instruments Directive, commonly known as “MiFID II,” and the Markets in Financial Instruments Regulation, commonly known as “MiFIR.” The scope of the final regulations and the degree to which member states will be allowed discretion in implementing the directive is yet to be seen. If these regulations are adopted, including, for example, regulations requiring position limits, they could substantially reduce liquidity and increase volatility in the commodities futures contracts that underlie the Commodity Indices, which could adversely affect the prices of such contracts and, in turn, the market value of the Notes and the amounts payable on the Notes at maturity or upon redemption.

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Higher futures prices of the commodity futures contracts held by the DB Commodity Index Tracking ETF relative to the current prices of such contracts may affect the price of the DB Commodity Index Tracking ETF and the value of the Notes. The DB Commodity Index Tracking ETF holds futures contracts on physical commodities. As the exchange-traded futures contracts held by the DB Commodity Index Tracking ETF approach expiration, they are replaced by contracts that have a later expiration. If the market for these contracts is (putting aside other considerations) in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of, for example, a contract for delivery in November would take place at a price that is higher than the price of a contract for delivery in October, thereby creating a negative “roll yield.” Contango could adversely affect the price of the DB Commodity Index Tracking ETF and thus the value of Notes.

PPS-13

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The DB Commodity Index Tracking ETF does not offer direct exposure to commodity spot prices. The DB Commodity Index Tracking ETF holds commodity futures contracts, not physical commodities (and thus reflects the futures contracts’ prices verses the spot prices of the referenced commodity). The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the DB Commodity Index Tracking ETF may underperform a similar investment that tracks or whose constituents are based on commodity spot prices.

INFORMATION ABOUT THE BASKET COMPONENTS

We have derived all information contained in this pricing supplement regarding the Basket Components from the publicly available documents referenced in each section. In connection with the offering of the Notes, neither Barclays Bank PLC nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Basket Components. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Basket Components is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the following paragraphs) that would affect the value of the Basket Components (and therefore the value of the Basket Components at the time we price the Notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Basket Components could affect the value received at maturity with respect to the Notes and therefore the trading prices of the Notes. As a prospective purchaser of the Notes, you should undertake an independent investigation of the Basket Components as in your judgment is appropriate to make an informed decision with respect to an investment linked to the Basket Components.

You should not assume that the information included in this pricing supplement is accurate as of any date other than the date noted and in no case as of any date subsequent to the date on the front cover of this pricing supplement.

Defined terms used in any section below shall apply solely to such section.

We urge you to review financial and other information filed periodically with the SEC by the issuer of each Basket Component which we have referenced below.

Basket Components that are Indices:

S&P 500® INDEX

All information regarding the Index set forth in this pricing supplement reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”). The Index is calculated, maintained and published by S&P Dow Jones Indices. The Index is reported by Bloomberg under the ticker symbol “SPX <Index>”.

The Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market. The daily calculation of the level of the Index, discussed below in further detail, is based on the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

Composition of the Index

S&P Dow Jones Indices chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market. Relevant criteria employed by S&P Dow Jones Indices for new additions include the financial viability of the particular company, the extent to which that company represents the industry group to which it is assigned, adequate liquidity and reasonable price, an unadjusted market capitalization of US$4.0 billion or more, U.S. domicile, a public float of at least 50% and company classification (i.e. U.S. common equities listed on the NYSE and the NASDAQ stock market and not closed-end funds, holding companies, tracking stocks, partnerships, investment vehicles, royalty trusts, preferred shares, unit trusts, equity warrants, convertible bonds or investment trusts). The ten main groups of companies that comprise the Index include: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities. S&P Dow Jones Indices may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.

PPS-14

The Index does not reflect the payment of dividends on the stocks included in the Index. Because of this the return on the notes will not be the same as the return you would receive if you were to purchase those stocks and hold them for a period equal to the term of the Notes.

Computation of the Index

As of September 16, 2005, S&P Dow Jones Indices has used a full float-adjusted formula to calculate the Index. With a float-adjusted index, the share counts used in calculating the Index will reflect only those shares that are available to investors, not all of a company’s outstanding shares.

The float-adjusted Index is calculated as the quotient of (1) the sum of the products of (a) the price of each common stock, (b) the total shares outstanding of each common stock and (c) the investable weight factor (“IWF”) and (2) the index divisor.

The investable weight factor is calculated by dividing (1) the available float shares by (2) the total shares outstanding. Available float shares reflect float adjustments made to the total shares outstanding. Float adjustments seek to distinguish strategic shareholders (whose holdings depend on concerns such as maintaining control rather than the economic fortunes of the company) from those holders whose investments depend on the stock’s price and their evaluation of the company’s future prospects.

Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, employee stock option plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by certain asset managers, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float. Effective as of September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by these asset managers, were removed from the float for purposes of calculating the Index.

Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.

For each stock, the IWF is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, S&P Dow Jones Indices would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, S&P Dow Jones Indices would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. For companies with multiple classes of stock, the multiple classes are combined into one class with an adjusted share count. In these cases, the stock price is based on one class, usually the most liquid class, and the share count is based on the total shares outstanding.

Changes in a company’s total shares outstanding of 5.0% or more due to public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Other changes of 5.0% or more (for example, due to company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, or other recapitalizations) are made weekly and are announced on Wednesdays for implementation after the close of trading on the following Wednesday (one week later). Changes of less than 5.0% are accumulated and made quarterly on the third Friday of March, June, September, and December.

Changes due to mergers or acquisitions of publicly held companies are made as soon as reasonably possible, regardless of the size of the change, although de minimis merger and acquisition share changes may be accumulated and implemented with the quarterly share rebalancing. Corporate actions such as stock splits, stock dividends, spinoffs and rights offerings are generally applied after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date. Changes in investable weight factors of more than five percentage points caused by corporate actions will be made as soon as possible. Changes in investable weight factors of less than five percentage points will be made annually, in September when revised investable weight factors are reviewed. A share freeze is implemented the week of the rebalancing effective date, the third Friday of the last month of each quarter, during which shares are not changed except for certain corporate actions (merger activity, stock splits, rights offerings and certain dividend payable events).

As discussed above, the value of the Index is the quotient of (1) the total float-adjusted market capitalization of the Index’s constituents (i.e., the sum of the products of (a) the price of each common stock, (b) the total shares outstanding of each common stock and (c) the investable weight factor) and (2) the index divisor. Continuity in index values is maintained by adjusting the divisor

PPS-15

for all changes in the constituents’ share capital after the base date, which is the period from 1941 to 1943. This includes additions and deletions to the index, rights issues, share buybacks and issuances, and spin-offs. The index divisor’s time series is, in effect, a chronological summary of all changes affecting the base capital of the Index since the base date. The index divisor is adjusted such that the index value at an instant just prior to a change in base capital equals the index value at an instant immediately following that change. Some corporate actions, such as stock splits require simple changes in the common shares outstanding and the stock prices of the companies in the Index and do not require adjustments to the index divisor.

Additional information on the Index is available on the following website: http://us.spindices.com. Information included on this website is not part of, or incorporated by reference in, this pricing supplement.

License Agreement

“Standard & Poor’s®, S&P 500® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Index (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC.

The Notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the Index to track general market performance. S&P Dow Jones Indices’ only relationship to Barclays Bank PLC with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The Index is determined, composed and calculated by S&P Dow Jones Indices and/or its third party licensor(s) without regard to Barclays Bank PLC or the Notes. S&P Dow Jones Indices has no obligation to take the needs of Barclays Bank PLC or the owners of the Notes into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Notes or the timing of the issuance or sale of the Notes or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Notes. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within the Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Index. It is possible that this trading activity will affect the value of the Index and the Notes.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

PPS-16

Historical Information Regarding the S&P 500® Index

The following table sets forth the high and low closing levels of the S&P 500® Index, as well as end-of-quarter closing levels, during the periods indicated below.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2006	1325.76000	1223.68994	1270.20000
September 29, 2006	1339.15000	1234.48999	1335.85000
December 29, 2006	1427.09000	1331.31995	1418.30000
March 30, 2007	1459.68010	1374.12000	1420.86000
June 29, 2007	1539.18010	1420.85999	1503.35000
September 28, 2007	1553.08000	1406.69995	1526.75000
December 31, 2007	1565.15000	1407.21997	1468.36000
March 31, 2008	1468.36000	1273.37000	1322.70000
June 30, 2008	1426.63000	1278.38000	1280.00000
September 30, 2008	1305.31990	1106.39099	1166.36000
December 31, 2008	1166.36000	752.44000	903.25000
March 31, 2009	934.70000	676.53003	797.87000
June 30, 2009	946.21000	797.87000	919.32000
September 30, 2009	1071.66000	879.13000	1057.08000
December 31, 2009	1127.78000	1025.20996	1115.10000
March 31, 2010	1174.17000	1056.73999	1169.43000
June 30, 2010	1217.28000	1030.70996	1030.71000
September 30, 2010	1148.67000	1022.58002	1141.20000
December 31, 2010	1259.78000	1137.03003	1257.64000
March 31, 2011	1343.01000	1256.88000	1325.83000
June 30, 2011	1363.61000	1265.42004	1320.64000
September 30, 2011	1353.22000	1119.45996	1131.42000
December 30, 2011	1285.09000	1099.22998	1257.60000
March 30, 2012	1416.51000	1257.59998	1408.47000
June 29, 2012	1419.04380	1278.04468	1362.16000
September 28, 2012	1465.77390	1334.75671	1440.67000
December 31, 2012	1461.40000	1353.32996	1426.19000
April 18, 2013*	1593.37000	1426.18994	1541.61000

*	High, low and closing prices are for the period starting January 1, 2013 and ending April 18, 2013.

The following graph sets forth the historical performance of S&P 500® Index the based on daily closing levels from May 3, 2006 through April 18, 2013. The closing level of the S&P 500® Index on April 18, 2013 was 1,541.61.

We obtained the S&P 500® Index closing levels above from Bloomberg, L.P, without independent verification. The historical levels of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the Closing Value of the S&P 500® Index on the Basket Final Valuation Date. We cannot give you assurance that the performance of the S&P 500® Index will result in the return of any of your principal.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PPS-17

RUSSELL 2000® INDEX

All information regarding the Russell 2000® Index set forth in this pricing supplement reflects the policies of, and is subject to change by, Russell Investments (“Russell”), the index sponsor. The Russell 2000® Index was developed by Russell and is calculated, maintained and published by Russell. The Russell 2000® Index is reported by Bloomberg under the ticker symbol “RTY <Index>”.

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index (the “Russell 3000”), it consists of approximately 2,000 of the smallest companies (based on a combination of their market capitalization and the current index membership) included in the Russell 3000 and represented, as of June 30, 2012, approximately 10% of the total market capitalization of the Russell 3000. The Russell 3000, in turn, comprises the 3,000 largest U.S. companies as measured by total market capitalization, which together represented, as of June 30, 2012, approximately 98% of the investable U.S. equity market.

Selection of Stocks Underlying the Russell 2000® Index

Security Inclusion Criteria

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U.S. company. All companies eligible for inclusion in the Russell 2000® Index must be classified as a U.S. company under Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and company stock trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible for this purpose), then the company is assigned to its country of incorporation. If any of the three factors are not the same, Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange as defined by a two-year average daily dollar trading volume (“ADDTV”) from all exchanges within a country. After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, Russell will use the primary location of the company’s revenues to cross-compare with the three HCIs and assign a country in a similar manner. Beginning in 2011, Russell will use the average of two years of assets or revenues data, in order to reduce potential turnover. Assets and revenues data are retrieved from each company’s annual report as of the last trading day in May. If conclusive country details cannot be derived from assets or revenues data, Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation “BDI” country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles, Panama, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned.

•

Trading requirements. All securities eligible for inclusion in the Russell 3000 must trade on a major U.S. exchange. Bulletin Board, pink-sheet or over-the-counter traded securities are not eligible for inclusion.

•

Minimum closing price. Stock must trade at or above US$1.00 on their primary exchange on the last trading day in May to be considered eligible for inclusion in the Russell 3000 during annual reconstitution or during initial public offering (IPO) eligibility. If a stock’s closing price is less than US$1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than US$1.00. Nonetheless, a stock’s closing price (on its primary exchange) on the last trading day in May will be used to calculate market capitalization and index membership. Initial public offerings are added each quarter and must have a closing price at or above US$1.00 on the last day of their eligibility period in order to qualify for index inclusion.

•

Primary exchange pricing. If a stock, new or existing, does not have a closing price at or above US$1.00 (on its primary exchange) on the last trading day in May, but does have a closing price at or above US$1.00 on another major U.S. exchange, that stock will be eligible for inclusion.

•	Minimum total market capitalization. Companies with a total market capitalization of less than US$30 million are not eligible for the Russell 2000® Index.

PPS-18

•

Minimum available shares/float requirement. Companies with only a small portion of their shares available in the marketplace are not eligible for the Russell Indices. Companies with 5% or less will be removed from eligibility.

•

Company structure. Royalty trusts, limited liability companies, closed-end investment companies, blank check companies, special purpose acquisition companies (SPACs) and limited partnerships are excluded from inclusion in the Russell 3000. Business development companies (BDCs) are eligible.

•	Shares excluded. Preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrant rights and trust receipts are not eligible for inclusion.

•

Deadline for inclusion. Stocks must be listed on the last trading day in May and Russell must have access to documentation on that date supporting the company’s eligibility for inclusion. This information includes corporate description, verification of incorporation, number of shares outstanding and other information needed to determine eligibility. IPOs will be considered for inclusion on a quarterly basis.

All Russell indices, including the Russell 2000® Index, are reconstituted annually to reflect changes in the marketplace. The companies that meet the eligibility criteria are ranked on the last trading day of May of every year based on market capitalization using data available at that time, with the reconstitution taking effect as of the first trading day following the last Friday of June of that year. If the last Friday in June is the 28th, 29th or 30th day of June, reconstitution will occur the Friday prior.

Market Capitalization

The primary criteria used to determine the initial list of common stocks eligible for inclusion in the Russell 3000, and thus the Russell 2000® Index, is total market capitalization, which is calculated by multiplying the total outstanding shares by the market price as of the last trading day in May for those securities being considered for the purposes of the annual reconstitution. IPO eligibility is determined each quarter.

•

Determining total shares outstanding. Only common stock is used to determine market capitalization for a company. Any other form of shares, including preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.

•

Determining price. During each annual reconstitution, the last traded price on the last trading day in May of that year from the primary exchange is used to determine market capitalization. If a security does not trade on its primary exchange, the lowest price from another major U.S. exchange is used. In the case where multiple share classes exist, the primary trading vehicle is identified and used to determine price. For new members, the common share class with the highest trading volume will be considered the primary trading vehicle, and its associated price and trading symbol will be included in the Russell 2000® Index.

Capitalization Adjustments

A security’s shares are adjusted to include only those shares available to the public, often referred to as “free float”. The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in all Russell indices, including the Russell 2000® Index, by their float-adjusted market capitalization, which is calculated by multiplying the primary closing price by the available shares.

The following types of shares are removed from total market capitalization to arrive at free float or available market capitalization:

•	Cross ownership. Shares held by another member of a Russell index are considered cross-owned and all such shares will be adjusted regardless of percentage held.

•

Large corporate and private holdings. Shares held by another listed company (non-member) or private individuals will be adjusted if greater than 10% of shares outstanding. Share percentage is determined either by those shares held by an individual or a group of individuals acting together. For example, officers and directors holdings would be summed together to determine if they exceed 10%. However, not included in this class are institutional holdings, including investment companies, partnerships, insurance companies, mutual funds, banks or venture capital funds.

•	Employee stock ownership plan shares. Corporations that have employee stock ownership plans that comprise 10% or more of the shares outstanding are adjusted.

•	Unlisted share classes. Classes of common stock that are not traded on a U.S. exchange are adjusted.

PPS-19

•	IPO lock-ups. Shares locked-up during an IPO are not available to the public and are thus excluded from the market value at the time the IPO enters the Russell indices.

•

Government holdings. Holdings listed as “government of” are considered unavailable and will be removed entirely from available shares. Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%. Any holding by a government pension fund is considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000® Index

Changes to all Russell U.S. indices, including the Russell 2000® Index, are made when an action is final.

•

“No replacement” rule. Securities that leave the Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Index over a year may fluctuate according to corporate activity.

•	Mergers and acquisitions. Merger and acquisition activity results in changes to the membership and weighting of members within the Russell 2000® Index.

•

Re-incorporations. Members of the Russell 2000® Index that are re-incorporated to another country are analyzed for country assignment the following year during reconstitution, as long as they continue to trade in the U.S. Companies that re-incorporate and no longer trade in the U.S. are immediately deleted from the Russell 2000® Index and placed in the appropriate country within the Russell Global Index. Those that re-incorporate to the U.S. during the year will be assessed during reconstitution for membership.

•

Re-classifications of shares (primary vehicles). Primary vehicles will not be assessed or change outside of a reconstitution period unless the existing class ceases to exist. In the event of extenuating circumstances signalling a necessary primary vehicle change, proper notification will be made.

•

Rights offerings. Rights offered to shareholders are reflected in the Russell 2000® Index the date the offer expires for non-transferable rights and on the ex-date for transferable rights. In both cases, the price is adjusted to account for the value of the right on the ex-date, and shares are increased according to the terms of the offering on that day. Rights issued in anticipation of a takeover event, or “poison pill” rights are excluded from this treatment and no price adjustment is made for their issuance or redemption.

•

Changes to shares outstanding. Changes to shares outstanding due to buyback (including Dutch Auctions), secondary offerings, merger activity with a non- Index member and other potential changes are updated at the end of the month (with the sole exception of June) which the change is reflected in vendor supplied updates and verified by Russell using an SEC filing. For a change in shares to occur, the cumulative change to available shares must be greater than 5%.

•

Spin-offs. The only additions between reconstitution dates are as a result of spin-offs, reincorporations and IPOs. Spin-off companies are added to the Russell 2000® Index if warranted by the market capitalization of the spin-off company.

•

Tender offers. A company acquired as the result of a tender offer is removed when the tender offer has fully expired and it is determined the company will finalize the process with a short form merger. Shares of the acquiring company, if a member of the Russell 2000® Index, will be increased simultaneously.

•

Delisting. Only companies listed on U.S. exchanges are included in the Russell 2000® Index. Therefore, when a company is delisted from a U.S. exchange and moved to over-the-counter trading, the company is removed from the Russell 2000® Index.

•

Bankruptcy and voluntary liquidations. Companies that file for Chapter 7 liquidation bankruptcy or file any other liquidation plan will be removed from the Russell 2000® Index at the time of the filing. Companies filing for a Chapter 11 re-organization bankruptcy will remain a member of the Russell 2000® Index, unless delisted from their primary exchange. In that case, normal delisting rules will apply.

•

Stock distributions. Stock distributions can take two forms: (1) a stated amount of stock distributed on the ex-date or (2) an undetermined amount of stock based on earnings and profits on a future date. In both cases, a price adjustment is made on the ex-date of the distribution. Shares are increased on the ex-date for category (1) and on the pay-date for category (2).

•

Dividends. Gross dividends are included in the daily total return calculation of the Russell 2000® Index based on their ex-dates. The ex-date is used rather than the pay-date because the market place price adjustment for the dividend occurs on the ex-date. Monthly, quarterly and annual total returns are calculated by compounding the reinvestment of dividends daily. The reinvestment and compounding is at the total index level, not at the security level. Stock prices are adjusted to reflect special cash dividends on the ex-date. If a dividend is payable in stock and cash and the stock rate cannot be determined by the ex-date, the dividend is treated as cash.

PPS-20

•

Halted securities. Halted securities are not removed from the Russell 2000® Index until the time they are actually delisted from the exchange. If a security is halted, it remains in the Index at the last traded price from the primary exchange until the time the security resumes trading or is officially delisted.

Additional information on the Russell 2000® Index is available on the following website: http://www.russell.com. No information on the website shall be deemed to be included or incorporated by reference in this pricing supplement.

License Agreement

Barclays Bank PLC has entered into a non-exclusive license agreement with the Russell Investments (“Russell”) whereby we, in exchange for a fee, are permitted to use the Russell 2000 Index and its related trademarks in connection with certain Notes, including the Notes. We are not affiliated with Russell; the only relationship between Russell and us is any licensing of the use of Russell’s indices and trademarks relating to them.

The license agreement between Russell and Barclays Bank PLC provides that the following language must be set forth in the pricing supplement:

“The Notes are not sponsored, endorsed, sold, or promoted by Russell Investments (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in Notes generally or in the Notes particularly or the ability of the Russell 2000® Index (the “Russell 2000 Index”) to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000 Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the Notes upon which the Russell 2000 Index is based. Russell’s only relationship to Barclays Bank PLC and its affiliates is the licensing of certain trademarks and trade names of Russell and of the Russell 2000 Index which is determined, composed and calculated by Russell without regard to Barclays Bank PLC and its affiliates or the Notes. Russell is not responsible for and has not reviewed the Notes nor any associated literature or publications and Russell makes no representation or warranty, express or implied, as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the Notes.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

“Russell 2000® Index” and “Russell 3000® Index” are trademarks of Russell Investments and have been licensed for use by Barclays Bank PLC. The Notes are not sponsored, endorsed, sold, or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the Notes.

PPS-21

Historical Information Regarding the Russell 2000® Index

The following table sets forth the high and low closing levels of the Russell 2000® Index, as well as end-of-quarter closing levels, during the periods indicated below.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2006	781.83000	672.71997	724.67000
September 29, 2006	734.48000	671.94000	725.59000
December 29, 2006	797.73000	718.34998	787.66000
March 30, 2007	829.44000	760.06000	800.71000
June 29, 2007	855.09000	800.71002	833.70000
September 28, 2007	855.77000	751.53998	805.45000
December 31, 2007	845.72000	735.07001	766.03000
March 31, 2008	766.03000	643.96997	687.97000
June 30, 2008	763.27000	686.07001	689.66000
September 30, 2008	754.38000	657.71997	679.58000
December 31, 2008	679.58000	385.31000	499.45000
March 31, 2009	514.71000	343.26001	422.75000
June 30, 2009	531.68000	422.75000	508.28000
September 30, 2009	620.69000	479.26999	604.28000
December 31, 2009	634.07000	562.39996	625.39000
March 31, 2010	690.30000	586.48999	678.64000
June 30, 2010	741.92000	609.48999	609.49000
September 30, 2010	677.64000	590.02997	676.14000
December 31, 2010	792.35000	669.45001	783.65000
March 31, 2011	843.55000	773.17999	843.55000
June 30, 2011	865.29000	777.20001	827.43000
September 30, 2011	858.11000	643.41998	644.16000
December 30, 2011	765.43000	609.48999	740.92000
March 30, 2012	846.13000	740.91998	830.30000
June 29, 2012	840.63000	737.23999	798.49000
September 28, 2012	864.70000	767.75000	837.45000
December 31, 2012	852.49000	769.47998	849.35000
April 18,2013	953.06750	849.34998	901.51000

*	High, low and closing prices are for the period starting January 1, 2013 and ending April 18, 2013.

The following graph sets forth the historical performance of Russell 2000® Index the based on daily closing levels from May 3, 2006 through April 18, 2013. The closing level of the Russell 2000® Index on April 18, 2013 was 951.51.

We obtained the Russell 2000® Index closing levels above from Bloomberg, L.P, without independent verification. The historical levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the Closing Value of the Russell 2000® Index on the Basket Final Valuation Date. We cannot give you assurance that the performance of the Russell 2000® Index will result in the return of any of your principal.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PPS-22

Basket Components that are ETFs

iSHARES® MSCI EAFE INDEX FUND

We have derived all information contained in this pricing supplement regarding the iShares® MSCI EAFE Index Fund (the “MSCI EAFE ETF ”), including, without limitation, its make-up, method of calculation and changes in its components, from the MSCI EAFE ETF’s prospectus dated December 1, 2011 and other publicly available information. We have not independently verified such information. Such information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The MSCI EAFE ETF is an investment portfolio maintained and managed by iShares® Trust. BFA is currently the investment adviser to the MSCI EAFE ETF. The EFA Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “EFA.”

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the MSCI EAFE ETF . Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the MSCI EAFE ETF, please see the MSCI EAFE ETF’s prospectus. In addition, information about iShares® and the MSCI EAFE ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We have not undertaken any independent review or due diligence of the SEC filings of the iShares® Trust, any information contained on the iShares® website or of any other publicly available information about the MSCI EAFE ETF. Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Investment Objective and Strategy

The MSCI EAFE ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in developed European, Australasian and Far Eastern markets, as measured by the MSCI EAFE® Index. The MSCI EAFE® Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in certain developed markets. For additional information about the MSCI EAFE® Index, see the information set forth under “Non-Proprietary Indices—Equity Indices—MSCI Indices” in the accompanying index supplement.

As of June 30, 2012, the MSCI EAFE ETF holdings by country consisted of the following 29 countries: Australia, Austria, Belgium, Bermuda, Cayman Islands, China, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Jersey, Luxembourg, Macau, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United States and the United Kingdom. In addition, as of June 30, 2012, the EFA Fund’s three largest holdings by country were the United Kingdom, Japan and France.

The MSCI EAFE ETF uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the MSCI EAFE® Index. The MSCI EAFE ETF generally invests at least 90% of its assets in securities of the MSCI EAFE® Index and depository receipts representing securities of the MSCI EAFE® Index. In addition, the MSCI EAFE ETF may invest up to 10% of its assets in securities not included in the MSCI EAFE® Index but which BFA believes will help the MSCI EAFE ETF track the MSCI EAFE® Index and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Representative Sampling

The MSCI EAFE ETF pursues a “representative sampling” indexing strategy in attempting to track the performance of the MSCI EAFE® Index, and generally does not hold all of the equity securities included in the MSCI EAFE® Index. The MSCI EAFE ETF invests in a representative sample of securities that collectively has an investment profile similar to the MSCI EAFE® Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI EAFE® Index.

Correlation

The MSCI EAFE® Index is a theoretical financial calculation, while the EFA Fund is an actual investment portfolio. The performance of the EFA Fund and the MSCI EAFE® Index will vary due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the MSCI EAFE ETF’s portfolio and the MSCI EAFE® Index resulting from legal restrictions (such as diversification requirements) that apply to the MSCI

PPS-23

EAFE ETF but not to the MSCI EAFE® Index or the use of representative sampling. “Tracking error” is the difference between the performance (return) of the EFA Fund’s portfolio and that of the MSCI EAFE® Index. The MSCI EAFE ETF, using a representative sampling indexing strategy, can be expected to have a greater tracking error than a fund using a replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The MSCI EAFE ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI EAFE® Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Disclaimer

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BITCNA”). BITCNA has licensed certain trademarks and trade names of BITCNA to Barclays Bank PLC. The Notes are not sponsored, endorsed, sold or promoted by BITCNA. BITCNA makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BITCNA has no obligation or liability in connection with the operation, marking, trading or sale of the Notes.

Historical Information Regarding the MSCI EAFE ETF

The following table sets forth the high and low closing prices of the MSCI EAFE ETF, as well as end-of-quarter closing prices, during the periods indicated below.

Quarter/Period Ending	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
June 30, 2006	70.58000	59.60000	65.35000
September 29, 2006	68.46000	61.62000	67.78000
December 29, 2006	74.31000	67.78000	73.26000
March 30, 2007	76.94000	70.95000	76.27000
June 29, 2007	81.79000	76.27000	80.63000
September 28, 2007	83.77000	73.70000	82.56000
December 31, 2007	86.18000	78.24000	78.50000
March 31, 2008	78.50000	68.31000	71.90000
June 30, 2008	78.52000	68.10000	68.70000
September 30, 2008	68.70000	53.08000	56.30000
December 31, 2008	56.30000	35.71000	44.87000
March 31, 2009	45.44000	31.69000	37.59000
June 30, 2009	49.04000	37.59000	45.81000
September 30, 2009	55.81000	43.91000	54.70000
December 31, 2009	57.28000	52.66000	55.30000
March 31, 2010	57.96000	50.45000	56.00000
June 30, 2010	58.03000	46.29000	46.51000
September 30, 2010	55.42000	46.51000	54.92000
December 31, 2010	59.46000	54.25000	58.23000
March 31, 2011	61.91000	55.31000	60.09000
June 30, 2011	63.87000	57.10000	60.14000
September 30, 2011	60.80000	46.66000	47.75000
December 30, 2011	55.57000	46.45000	49.53000
March 30, 2012	55.80000	49.15000	54.90000
June 29, 2012	55.51000	46.55000	49.96000
September 28, 2012	55.15000	47.62000	53.00000
December 31, 2012	56.88000	51.96000	56.82000
April 18, 2013*	60.55000	56.82000	58.63000

*	High, low and closing prices are for the period starting January 1, 2013 and ending April 18, 2013.

PPS-24

The following graph sets forth the historical performance of the MSCI EAFE ETF based on daily closing prices from May 3, 2006 through April 18, 2013. The closing price per share of the MSCI EAFE ETF on April 18, 2013 was $58.63.

We obtained the MSCI EAFE ETF closing prices above from Bloomberg, L.P, without independent verification. The historical prices of the MSCI EAFE ETF should not be taken as an indication of future performance, and no assurance can be given as to the Closing Value of the MSCI EAFE ETF on the Basket Final Valuation Date. We cannot give you assurance that the performance of the MSCI EAFE ETF will result in the return of any of your principal.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE POWERSHARES DB COMMODITY INDEX TRACKING FUND

We have derived all information contained in this product supplement regarding the PowerShares DB Commodity Index Tracking Fund (the “DB Commodity Index Tracking ETF”), including, without limitation, its make-up, method of calculation and changes in its components, from the DB Commodity Index Tracking ETF’s prospectus dated April 23, 2012 and other publicly available information. Such information reflects the policies of, and is subject to change by, DB Commodity Services LLC (“DBCS” or the “Managing Owner”), an indirect wholly-owned subsidiary of Deutsche Bank AG, as commodity pool operator and commodity trading advisor of the DB Commodity Index Tracking ETF. The DB Commodity Index Tracking ETF is a Delaware statutory trust that issues common units of beneficial interest, called “Shares,” representing fractional undivided beneficial interests in and ownership of the DB Commodity Index Tracking ETF. The trustee of the DB Commodity Index Tracking ETF, Wilmington Trust Company, has delegated to DBCS the exclusive management and control of all aspects of the business of the DB Commodity Index Tracking ETF. The DB Commodity Index Tracking ETF is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “DBC.”

The DB Commodity Index Tracking ETF is a commodity pool as defined in the Commodity Exchange Act and the regulations of the Commodity Futures Trading Commission (the “CFTC”). DBCS is a commodity pool operator and commodity trading advisor registered with the CFTC. The DB Commodity Index Tracking ETF is not an investment company registered under the Investment Company Act. Information provided to or filed with the SEC by the DB Commodity Index Tracking ETF pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file number 001- 32726, through the SEC’s website at http://www.sec.gov. For additional information regarding DBCS and the DB Commodity Index Tracking ETF, please see the DB Commodity Index Tracking ETF prospectus. In addition, information about DBCS and the DB Commodity Index Tracking ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the DBCS website at www.dbfunds.db.com. We have not undertaken any independent review or due diligence of the SEC filings of the DB Commodity Index Tracking ETF, any information contained on the DBCS website or of any other publicly available information about the DB Commodity Index Tracking ETF. Information contained in the DBCS website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

PPS-25

Structure of the DB Commodity Index Tracking ETF

The DB Commodity Index Tracking ETF was formed as a Delaware statutory trust on May 23, 2005. Each share represents a unit of fractional undivided beneficial interest in the net assets of the DB Commodity Index Tracking ETF. Prior to the close of business on December 31, 2010, the DB Commodity Index Tracking ETF invested substantially all of its assets in the DB Commodity Index Tracking Master Fund (the “Master Fund”). After the determination of the net asset value of the Master Fund on December 31, 2010, the Master Fund transferred and distributed all of its assets and liabilities and terminated. Effective January 1, 2011, the reorganized DB Commodity Index Tracking ETF began performing all of the necessary functions in order to continue normal DB Commodity Index Tracking ETF operations.

Investment Objective and Strategy

Since October 19, 2009, the DB Commodity Index Tracking ETF’s investment objective has been to track changes, whether positive or negative, in the level of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ over time, plus the excess, if any, of the DB Commodity Index Tracking ETF’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of the DB Commodity Index Tracking ETF.

The DB Commodity Index Tracking ETF pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities composing the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Index Commodities. The Index Commodities are Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminium, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar. The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is composed of notional amounts of each of the Index Commodities. The notional amounts of each Index Commodity included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities. The sponsor of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is Deutsche Bank AG London (“Deutsche Bank”). For additional information about the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, please see the section entitled “The DBIQ Optimum Yield Diversified Commodity Index Excess Return™” below.

During the period from January 31, 2006 (commencement of investment operations) to May 23, 2006, the DB Commodity Index Tracking ETF invested with a view to tracking changes, whether positive or negative, in the level of the Deutsche Bank Liquid Commodity Index—Excess Return™ over time, plus the excess, if any, of the DB Commodity Index Tracking ETF’s interest income from its holdings of United States Treasury Obligations and other high credit quality short-term fixed income securities over the expenses of the DB Commodity Index Tracking ETF. During the period from May 24, 2006 to October 16, 2009, the DB Commodity Index Tracking ETF invested with a view to tracking changes, whether positive or negative, in the level of the Deutsche Bank Liquid Commodity Index—Optimum Yield Excess Return™ over time, plus the excess, if any, of the DB Commodity Index Tracking ETF’s income from its holdings of United States Treasury Obligations and other high credit quality short-term fixed income securities over the expenses of the DB Commodity Index Tracking ETF. The commodities composing the Deutsche Bank Liquid Commodity Index—Optimum Yield Excess Return™ are Light Sweet Crude Oil, Heating Oil, Aluminium, Gold, Corn and Wheat.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the DB Commodity Index Tracking ETF to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, the DB Commodity Index Tracking ETF may invest in a futures contract referencing the particular Index Commodity other than the specific contract that is a part of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ or, in the alternative, invest in other futures contracts not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such futures contracts tend to exhibit trading prices that correlate with a futures contract that is a part of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™. The DB Commodity Index Tracking ETF does not employ leverage.

Representative Sampling

As of June 30, 2012, the DB Commodity Index Tracking ETF included 14 of the most heavily exchange-traded futures contracts on physical commodities. The DB Commodity Index Tracking ETF’s three largest holdings are: Light Sweet Crude Oil, Brent Crude Oil and Heating Oil. For a complete listing of the holdings of the DB Commodity Index Tracking ETF’s holdings in individual exchange-traded futures, please reference the DBCS website.

PPS-26

Disclaimer

The Notes are not sponsored, endorsed, sold or promoted by DBCS. DBCS makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. DBCS has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The DBIQ Optimum Yield Diversified Commodity Index Excess Return™

We have derived all information contained in this pricing supplement regarding the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, including, without limitation, its makeup, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Deutsche Bank. We have not undertaken any independent review or due diligence of such information. The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ was developed by Deutsche Bank and is calculated, maintained and published by Deutsche Bank. Deutsche Bank has no obligation to continue to publish, and may discontinue the publication of, the DBIQ Optimum Yield Diversified Commodity Index Excess Return™.

The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is intended to reflect the changes in market value, positive or negative, of certain commodities. The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is (i) calculated on an excess return, or unfunded basis and (ii) rolled in a manner which is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets. Futures contracts on the following commodities are included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™: Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminium, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar. We refer to each of these commodities as an Index Commodity.

Index Composition

The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is composed of notional amounts of each of the Index Commodity futures contracts. The notional amounts of each Index Commodity futures contract included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities. The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on September 3, 1997, which was the base date. The following reflects the index base weights, or Index Base Weights, of each Index Commodity on the base date: Light Sweet Crude Oil (WTI): 12.375%; Heating Oil: 12.375%; RBOB Gasoline: 12.375%; Natural Gas: 5.500%; Brent Crude: 12.375%; Gold: 8.000%; Silver: 2.000%; Aluminium: 4.167%; Zinc: 4.167%; Copper Grade A: 4.167%; Corn: 5.625%; Wheat: 5.625%; Soybeans: 5.625%; and Sugar: 5.625%.

Futures contracts on the Index Commodities are traded on the following futures exchanges: Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline and Natural Gas: New York Mercantile Exchange; Brent Crude: ICE-Futures Europe; Gold and Silver: Commodity Exchange Inc., New York; Aluminium, Zinc and Copper Grade A: The London Metal Exchange Limited; Corn, Wheat and Soybeans: Board of Trade of the City of Chicago Inc.; and Sugar: ICE Futures U.S., Inc.

The composition of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ may be adjusted in the event that Deutsche Bank is not able to calculate the closing prices of the futures contracts on the Index Commodities.

The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ employs a rule-based approach when it “rolls” from one futures contract to another. Rather than selecting a new futures contract based on a predetermined schedule (e.g., monthly), each Index Commodity rolls to the futures contract which generates the best possible “implied roll yield.” The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™. As a result, the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is able to potentially maximize the roll benefits from an Index Commodity in backwardated markets and minimize the losses from rolling in contangoed markets.

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the index closing level while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the index closing level.

PPS-27

On the first New York business day, or Verification Date, of each month, each Index Commodity futures contract will be tested in order to determine whether to continue including it in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new Index Commodity futures contract will be selected for inclusion in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™. For example, if the first New York business day is May 1, 2012, and the Delivery Month of the Index Commodity futures contract currently in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is June 2012, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each underlying Index Commodity in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2012 and the Delivery Month of an Index Commodity futures contract currently in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is June 2012, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2012 and July 2013. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

After the futures contract selection, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th index business day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodity futures contracts that are leaving the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ and the new Index Commodity futures contracts are then calculated. On all days that are not monthly index roll days, the notional holding of each Index Commodity futures contract remains constant. The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is reweighted on an annual basis on the 6th index business day of each November. The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ calculation is expressed as the weighted average return of the Index Commodity futures contracts.

Calculation of the Index Level

The closing level of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is calculated by Deutsche Bank based on the closing prices of the futures contracts for each of the Index Commodities and the notional amount of such Index Commodity futures contracts.

The futures contract price for each Index Commodity will be the exchange closing price for such Index Commodity on each weekday when banks in New York, New York are open. If a weekday is not an exchange business day but is an index business day, the exchange closing price from the previous index business day will be used for each Index Commodity.

The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ has been calculated back to the base date. On the base date, the closing level was 100.

The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is calculated in USD.

An index business day is a day on which banks in New York, New York are open. An exchange business day is, with respect to an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless an index disruption event or force majeure event has occurred).

PPS-28

Historical Information Regarding the DB Commodity Index Tracking ETF

The following table sets forth the high and low closing prices of the DB Commodity Index Tracking ETF, as well as end-of-quarter closing prices, during the periods indicated below.

Quarter/Period Ending	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
June 30, 2006	26.98000	23.98000	25.35000
September 29, 2006	26.46000	23.00000	23.95000
December 29, 2006	25.84000	23.18000	24.55000
March 30, 2007	25.74000	22.43000	25.36000
June 29, 2007	26.64000	24.97000	25.78000
September 28, 2007	28.15000	25.09000	28.10000
December 31, 2007	31.95000	27.03000	31.55000
March 31, 2008	38.90000	30.73000	35.87000
June 30, 2008	45.56000	35.65000	44.90000
September 30, 2008	46.38000	32.39000	33.83000
December 31, 2008	33.83000	19.69000	21.19000
March 31, 2009	22.74000	18.15000	20.00000
June 30, 2009	24.19000	19.44000	22.62000
September 30, 2009	23.95000	20.74000	22.06000
December 31, 2009	24.84000	21.70000	24.62000
March 31, 2010	25.72000	22.38000	23.52000
June 30, 2010	24.70000	21.25000	21.57000
September 30, 2010	24.11000	21.20000	24.11000
December 31, 2010	27.58000	24.08000	27.58000
March 31, 2011	30.51000	27.13000	30.51000
June 30, 2011	31.92000	28.25000	28.96000
September 30, 2011	30.83000	25.73000	25.73000
December 30, 2011	28.54000	25.57000	26.84000
March 30, 2012	29.78000	26.84000	28.78000
June 29, 2012	29.17000	24.15000	25.75000
September 28, 2012	29.73000	25.70000	28.68000
December 31, 2012	28.95000	27.14000	27.78000
April 18, 2013*	28.59000	25.52000	27.79000

*	High, low and closing prices are for the period starting January 1, 2013 and ending April 18, 2013.

The following graph sets forth the historical performance of the DB Commodity Index Tracking ETF based on daily closing prices from May 3, 2006 through April 18, 2013. The closing price per share of the DB Commodity Index Tracking ETF on April 18, 2013 was $27.79.

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We obtained the DB Commodity Index Tracking ETF closing prices above from Bloomberg, L.P, without independent verification. The historical prices of the DB Commodity Index Tracking ETF should not be taken as an indication of future performance, and no assurance can be given as to the Closing Value of the DB Commodity Index Tracking ETF on the Basket Final Valuation Date. We cannot give you assurance that the performance of the DB Commodity Index Tracking ETF will result in the return of any of your principal.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

CONSUMER STAPLES SELECT SECTOR SPDR® FUND

We have derived all information contained in this pricing supplement regarding the Consumer Staples Select Sector SPDR® Fund, including, without limitation, its make-up, method of calculation and changes in its components, from the Consumer Staples Select Sector SPDR® Fund’s prospectus dated January 31, 2012 and other publicly available information. We have not independently verified such information. Such information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSgA Funds Management, Inc. (“SSgA FM”). The Consumer Staples Select Sector SPDR® Fund is an investment portfolio managed by SSgA FM, the investment adviser to the Consumer Staples Select Sector SPDR® Fund. The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “XLP.”

The Select Sector Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Consumer Staples Select Sector SPDR® Fund. Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index (please see above for a description of the S&P 500® Index). The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index. The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Select Sector Trust or the Consumer Staples Select Sector SPDR® Fund, please see the Consumer Staples Select Sector SPDR® Fund’s prospectus. In addition, information about the Select Sector Trust, SSgA FM and the Consumer Staples Select Sector SPDR® Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at http://www.sectorspdrs.com. We have not undertaken any independent review or due diligence of the SEC filings related to the Consumer Staples Select SPDR Fund, specifically, or the Select Sector SPDR Funds, in general; any information contained on the Select Sector Trust website; or of any other publicly available information about the Consumer Staples Select SPDR Fund. Information contained on the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Investment Objective

The Consumer Staples Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the consumer staples sector, as represented by the Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index includes companies in the following industries: food and staples retailing, household products, food products, beverages, tobacco, and personal products, the development or production of cyclical products or are in the transportation industry. For additional information about the Consumer Staples Select Sector Index, see the section entitled “The Select Sector Indices” below.

Investment Strategy—Replication

The Consumer Staples Select Sector SPDR® Fund employs a replication strategy in attempting to approximate the performance of Consumer Staples Select Sector Index, which means that the Consumer Staples Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the Consumer Staples Select Sector Index in approximately the same proportions as the Consumer Select Sector Index. There may, however, be instances where SSgA FM may choose to overweight another stock in the Consumer Staples Select Sector Index, purchase securities not included in the Consumer Staples Select Sector Index that SSgA FM believes are appropriate to substitute for a security included in the Consumer Staples Select Sector Index or utilize various combinations of other available investment techniques in seeking to track the Consumer Staples Select Sector Index. Under normal market conditions, the Consumer Staples Select Sector SPDR® Fund generally invests substantially all, but at least 95%, of its total

PPS-30

assets in the securities composing the Consumer Staples Select Sector Index. In addition, the Consumer Staples Select Sector SPDR® Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSgA FM). Swaps, options and futures contracts, convertible securities and structured securities may be used by the Consumer Staples Select Sector SPDR® Fund in seeking performance that corresponds to the Consumer Staples Select Sector Index and in managing cash flows. SSgA FM anticipates that, under normal circumstances, it may take several business days for additions and deletions to the Consumer Staples Select Sector Index to be reflected in the portfolio composition of the Consumer Staples Select Sector SPDR® Fund. The Board of Trustees of the Select Sector Trust may change the Consumer Staples Select Sector SPDR® Fund’s investment strategy and certain other policies without shareholder approval.

There may, however, be instances where SSgA FM will utilize a sampling strategy. Sampling means that SSgA FM will use quantitative analysis to select securities, including securities in the relevant index, outside of the index and derivatives, which have a similar investment profile as the relevant index in terms of key risk factors, performance attributes and other characteristics. These include industry weightings, market capitalization, and other financial characteristics of securities.

Correlation

The Consumer Staples Select Sector Index is a theoretical financial calculation, while the Consumer Staples Select Sector SPDR® Fund is an actual investment portfolio. The performance of the Consumer Staples Select Sector SPDR® Fund and the Consumer Staples Select Sector Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. For example, it may take several business days for additions and deletions to the Consumer Staples Select Sector Index to be reflected in the portfolio composition of the Consumer Staples Select Sector SPDR® Fund. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.”

Disclaimer

The Notes are not sponsored, endorsed, sold or promoted by Select Sector Trust or SSgA FM. Neither the Select Sector Trust nor SSgA FM makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Neither the Select Sector Trust nor SSgA FM has any obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Select Sector Indices

The Consumer Staples Select Sector Index is one of the Select Sector Indices. Specifically, the Consumer Staples Select Sector Index is a modified market capitalization-based index and is intended to track the movements of companies that are components of the S&P 500® Index which are involved in the following industries: food and staples retailing, household products, food products, beverages, tobacco, and personal products, the development or production of cyclical products or are in the transportation industry. The Consumer Staples Select Sector Index was established with a value of 250 on June 30, 1998.

The Select Sector Indices are sub-indices of the S&P 500® Index. Each stock in the S&P 500® Index is allocated to only one Select Sector Index, and the combined companies of the nine Select Sector Indices represent all of the companies in the S&P 500® Index. The industry indices are sub-categories within each Select Sector Index and represent a specific industry segment of the overall Select Sector Index. The nine Select Sector Indices seek to represent the ten S&P 500® Index sectors. The S&P 500® Index sectors, with the approximate percentage of the market capitalization of the S&P 500® Index included in each sector as of June 29, 2012 indicated in parentheses: Consumer Discretionary (10.90%); Consumer Staples (11.30%); Energy (10.08%); Financials (14.40%); Health Care (12.00%); Industrials (10.50%); Information Technology (19.90%); Materials (3.40%); Telecommunication Services (3.20%); and Utilities (3.70%). Merrill, Lynch Pierce Fenner & Smith, Inc, acting as the Index Compilation Agent, determines the composition of the Select Sector Indices after consultation with Standard & Poor’s Financial Services LLC (“S&P”).

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•	Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the S&P 500® Index.

•

The nine Select Sector Indices together will include all of the companies represented in the S&P 500® Index and each of the stocks in the S&P 500® Index will be allocated to one and only one of the Select Sector Indices.

•

The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The Index Compilation Agent, after consultation with S&P, assigns a company’s stock to a particular Select Sector Index on the basis of that company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in each Select Sector Index.

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•

Each Select Sector Index is calculated by S&P using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of that Select Sector Index. However, under certain conditions, the number of shares of a component stock within the Select Sector Index may be adjusted to conform to Internal Revenue Code requirements.

Each Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business, and should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies S&P that a Component Stock’s Select Sector Index assignment should be changed, S&P will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

Historical Information Regarding the Consumer Staples Select Sector SPDR® Fund

The following table sets forth the high and low closing prices of the Consumer Staples Select Sector SPDR® Fund, as well as end-of-quarter closing prices, during the periods indicated below.

Quarter/Period Ending	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
June 30, 2006	24.31000	23.13000	24.19000
September 29, 2006	25.70000	24.02000	25.36000
December 29, 2006	26.26000	25.20000	26.12000
March 30, 2007	27.04000	25.77000	26.57000
June 29, 2007	28.03000	26.57000	27.05000
September 28, 2007	27.94000	26.33000	27.94000
December 31, 2007	29.53000	27.73000	28.72000
March 31, 2008	28.82000	26.70000	27.91000
June 30, 2008	28.65000	26.57000	26.70000
September 30, 2008	29.15000	26.66000	27.46000
December 31, 2008	27.80000	21.94000	23.87000
March 31, 2009	24.31000	19.41000	21.10000
June 30, 2009	23.86000	21.10000	22.99000
September 30, 2009	25.46000	22.89000	25.46000
December 31, 2009	27.18000	25.28000	26.47000
March 31, 2010	28.13000	25.95000	27.91000
June 30, 2010	28.13000	25.50000	25.50000
September 30, 2010	28.09000	25.45000	27.87000
December 31, 2010	29.58000	27.82000	29.31000
March 31, 2011	29.98000	28.85000	29.94000
June 30, 2011	32.42000	29.94000	31.23000
September 30, 2011	31.84000	28.35000	29.70000
December 30, 2011	32.64000	29.23000	32.49000
March 30, 2012	34.08000	32.01000	34.08000
June 29, 2012	34.77000	33.16000	34.77000
September 28, 2012	36.38000	34.63000	35.83000
December 31, 2012	36.51000	34.18000	34.83000
April 18, 2013*	40.81000	34.83000	40.37000

*	High, low and closing prices are for the period starting January 1, 2013 and ending April 18, 2013.

PPS-32

The following graph sets forth the historical performance of the Consumer Staples Select Sector SPDR® Fund based on daily closing prices from May 3, 2006 through April 18, 2013. The closing price per share of the Consumer Staples Select Sector SPDR® Fund on April 18, 2013 was $40.37.

We obtained the Consumer Staples Select Sector SPDR® Fund closing prices above from Bloomberg, L.P, without independent verification. The historical prices of the Consumer Staples Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the Closing Value of the Consumer Staples Select Sector SPDR® Fund on the Basket Final Valuation Date. We cannot give you assurance that the performance of the Consumer Staples Select Sector SPDR® Fund will result in the return of any of your principal.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ISHARES® DOW JONES U.S. SELECT DIVIDEND INDEX FUND

We have derived all information contained in this pricing supplement regarding the iShares® Dow Jones U.S. Dow Jones Select Dividend ETF (the “Dow Jones Select Dividend ETF”), including, without limitation, its make-up, method of calculation and changes in its components, from the Dow Jones Select Dividend ETF’s prospectus dated September 1, 2011 and other publicly available information. We have not independently verified such information. Such information reflects the policies of, and is subject to change by iShares®, Inc. (“iShares®”), iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). BFA is currently the investment adviser to the Dow Jones Select Dividend ETF and is a wholly owned subsidiary of BTC, which in turn is a wholly owned subsidiary of BlackRock, Inc. The Dow Jones Select Dividend ETF is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “DVY”.

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the Dow Jones Select Dividend ETF. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA, and the Dow Jones Select Dividend ETF, please see the Dow Jones Select Dividend ETF’s prospectus. In addition, information

PPS-33

about iShares® and the Dow Jones Select Dividend ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We have not undertaken any independent review or due diligence of the SEC filings related to the Dow Jones Select Dividend ETF, any information contained on the iShares® website, or of any other publicly available information about the Dow Jones Select Dividend ETF. Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Investment Objective and Strategy

The Dow Jones Select Dividend ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Select Dividend Index. For additional information about the Dow Jones U.S. Select Dividend Index, please see the section entitled “Dow Jones U.S. Select Dividend Index” below.

BFA uses a “passive” or indexing approach to try to achieve the investment objective of the Dow Jones Select Dividend ETF. The Dow Jones Select Dividend ETF does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued. The Dow Jones Select Dividend ETF uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the Dow Jones U.S. Select Dividend Index.

The Dow Jones Select Dividend ETF may or may not hold all of the securities in the Dow Jones U.S. Select Dividend Index. The Dow Jones Select Dividend ETF generally invests at least 90% of its assets in securities of the Dow Jones U.S. Select Dividend Index and in depositary receipts representing securities of the Dow Jones U.S. Select Dividend Index. The Dow Jones Select Dividend ETF may invest the remainder of its assets in securities not included in the Dow Jones U.S. Select Dividend Index, but which BFA believes will help the Dow Jones Select Dividend ETF track the Dow Jones U.S. Select Dividend Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Representative Sampling

Representative sampling involves investing in a representative sample of securities that collectively has an investment profile similar to the Dow Jones U.S. Select Dividend Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Dow Jones U.S. Select Dividend Index.

Correlation

The Dow Jones U.S. Select Dividend Index is a theoretical financial calculation, while the Dow Jones Select Dividend ETF is an actual investment portfolio. The performance of the Dow Jones Select Dividend ETF and the Dow Jones U.S. Select Dividend Index may vary due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the Dow Jones Select Dividend ETF’s portfolio and the Dow Jones U.S. Select Dividend Index resulting from legal restrictions (such as diversification requirements) that apply to the Dow Jones Select Dividend ETF but not to the Dow Jones U.S. Select Dividend Index or the use of representative sampling. “Tracking error” is the difference between the performance (return) of the Dow Jones Select Dividend ETF’s portfolio and that of the Dow Jones U.S. Select Dividend Index. Because the Dow Jones Select Dividend ETF uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The Dow Jones Select Dividend ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Dow Jones U.S. Select Dividend Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Disclaimer

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BITCNA”). BITCNA has licensed certain trademarks and trade names of BITCNA to Barclays Bank PLC. The Notes are not sponsored, endorsed, sold or promoted by BITCNA. BITCNA makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BITCNA has no obligation or liability in connection with the operation, marking, trading or sale of the Notes.

PPS-34

Dow Jones U.S. Select Dividend IndexSM

The Dow Jones U.S. Select Dividend IndexSM (“Select Dividend Index”) measures the performance of a selected group of equity securities issued by companies that have provided relatively high dividend yields on a consistent basis over time which are selected annually and subject to screening and buffering criteria. The Select Dividend Index is weighted by indicated annual dividend of its components and the weight of any individual company is restricted to 10%. The Select Dividend Index is a price return index (i.e., the reinvestment of dividends is not reflected in the Select Dividend Index). As of April 30, 2012, the Select Dividend Index was comprised of 100 Index Constituent Securities with the largest Index Constituent Security weighted at 3.94% and the smallest Index Constituent Security weighted at 0.20%. Updated weightings of the Index Constituent Securities in the Select Dividend Index are available at www.djindexes.com.

Constituent Selection

In order for a company to be eligible for selection in the Select Dividend Index, it must (i) be a dividend-paying company in the Dow Jones U.S. IndexSM (for additional information regarding the Dow Jones U.S. Index SM , please see Non-Proprietary Indices—Equity Indices—Dow Jones U.S. IndexSM” in the accompanying index supplement) that has a non-negative historical five-year dividend-per-share growth rate; (ii) have a five-year average dividend to earnings-per-share ratio of less than or equal to 60%; (iii) have paid dividends in each of the previous five years and (iv) have a three-month average trading volume of 200,000 shares. Current Select Dividend Index components are eligible for selection regardless of their payout ratio or trading volume.

In the annual December Index composition review, companies that are eligible for selection in the Select Dividend Index are ranked as follows:

•	Issues are ranked in descending order of indicated annual yield, defined as a stock’s indicated annual dividend (not including any special dividends) divided by its price.

•	Any current component stock with a three-month average daily trading volume of less than 100,000 shares is deemed ineligible for selection.

•	All remaining current component stocks ranked 200 and above on the December selection list are retained in the Index assuming they continue to meet all other eligibility requirements.

•	Stocks that are not current components are added to the Select Dividend Index until the component count reaches 100.

Base Value and Date

The base value of the Select Dividend Index is 100 as of December 31, 1991. The Select Dividend Index was first calculated on November 3, 2003 (the “Index Commencement Date”).

Calculation of the Select Dividend Index

The Select Dividend Index is disseminated on each trading day to market data vendors every 15 seconds, beginning at 9:30 a.m., New York City time, and ending at 5:15 p.m., New York City time.

Constituent Weighting

A company’s weighting in the Select Dividend Index is based on its indicated annual dividend. The weight of any individual company is restricted to 10%. Such restrictions, when required, are implemented on a quarterly basis. In the event of a stock split affecting a component company, weighting factors are adjusted immediately to keep the component weights constant.

Constituent Review

Components with significant negative dividend growth or negative earnings from continuing operations over the past twelve-month period are reviewed to determine if the affected company can sustain an appropriate dividend program to remain in the Select Dividend Index. If the Dow Jones Indexes Oversight Committee determines the company’s dividend program is at significant risk, the company will be removed from the Select Dividend Index after the close of trading on the third Friday of March, June, September or December. The component will be replaced by the highest-ranking non-component on the most recently published selection list. The companies under review for possible deletion are indicated on the selection lists posted to www.djindexes.com at the beginning of March, June, September and December. Component changes resulting from the quarterly review process are announced approximately two weeks prior to the implementation date. Share factor calculations for all Select Dividend Index components are conducted only at the annual review in December. A company added to the Select Dividend Index during the March, June, September or December review will be included in the Select Dividend Index at a weight commensurate with its own indicated annual dividend.

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Extraordinary Constituent Deletions

Under the following circumstances, a component stock is immediately removed from the Select Dividend Index, independent of the annual review:

•	The component company is affected by a corporate action such as a delisting or bankruptcy;

•	The component company eliminates its dividend; or

•	The component company lowers but does not eliminate its dividend, and its new yield is less than that of the lowest yielding non-component on the latest monthly selection list.

A component stock that is removed from the Select Dividend Index as the result of an extraordinary deletion is immediately replaced by the next-highest ranked stock by indicated annual yield as of the most recent monthly selection list. The new stock is added to the Select Dividend Index at a weight commensurate with its own indicated annual dividend. A component company that is removed from the Dow Jones U.S. IndexSM during the course of the year because of a reduction in market capitalization will simultaneously be removed from the Dow Jones U.S. Select Dividend IndexSM.

Select Dividend Index Calculations

The Select Dividend Index is computed as follows:

pi0 = the closing price of stock i at the base date

qi0 = the number of shares of company i at the base date

pit = the price of stock i at time (t)

qit = the number of shares of company i at time (t)

Ct = the adjustment factor for the base date market capitalization

Mt = market capitalization of the Select Dividend Index at time (t)

Bt = adjusted base date market capitalization of the Select Dividend Index at time (t)

The “Index Divisor” is used in the definition of “Reference Holder” in the accompanying product supplement.

Corporate Actions

In the event of a corporate action, the Select Dividend Index will be adjusted as follows:

•

Merger between two Select Dividend Index components (stock consideration): The target company is deleted from the Select Dividend Index and is replaced by the next-highest ranked stock by indicated annual yield as of the most recent monthly selection list.

•

Merger between two Select Dividend Index components (cash and stock consideration): The target company is deleted from the Select Dividend Index and is replaced by the next-highest ranked stock by indicated annual yield as of the most recent monthly selection list.

•

Merger between two Select Dividend Index components (cash consideration): The target company is deleted from the Select Dividend Index and is replaced by the next-highest ranked stock by indicated annual yield as of the most recent monthly selection list.

•

Merger between non-component and Select Dividend Index component: The target company is deleted from the Select Dividend Index and is replaced by the next-highest ranked stock by indicated annual yield as of the most recent monthly selection list.

•

Extraordinary deletion (bankruptcy, delisting): The target company is deleted from the Select Dividend Index and is replaced by the next-highest ranked stock by indicated annual yield as of the most recent monthly selection list.

•

Spin off: If an Index Constituent is restructured into two or more new companies, the new company is not added to the Select Dividend Index provided that the parent company maintains their dividends for the current-year.

PPS-36

If the dividend payment of the original company transfers from the parent to the child company, then the new company is added.

•	Stock Split/Stock Dividend/ Rights Offering: The weighting factor is adjusted based on ratio of the stock split/stock dividend to maintain the same weight for the company in the Select Dividend Index.

•	Special Cash Dividend: The price is adjusted by the amount of the special cash dividend on the ex-date. There will be no change to the weighting factor, resulting in a Divisor change.

Historical Information Regarding the Dow Jones Select Dividend ETF

The following table sets forth the high and low closing prices of the Dow Jones Select Dividend ETF, as well as end-of-quarter closing prices, during the periods indicated below.

Quarter/Period Ending	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
June 30, 2006	64.64000	61.65000	63.07000
September 29, 2006	66.95000	62.46000	66.39000
December 29, 2006	71.46000	66.39000	70.80000
March 30, 2007	73.17000	69.31000	71.31000
June 29, 2007	75.57000	71.31000	71.89000
September 28, 2007	73.36000	66.02000	69.01000
December 31, 2007	71.42000	63.44000	64.49000
March 31, 2008	65.79000	56.74000	57.87000
June 30, 2008	61.23000	49.23000	49.23000
September 30, 2008	61.00000	44.94000	52.98000
December 31, 2008	55.55000	35.88000	41.43000
March 31, 2009	42.03000	26.27000	31.40000
June 30, 2009	37.06000	31.40000	35.36000
September 30, 2009	42.24000	34.09000	41.30000
December 31, 2009	44.66000	40.12000	43.91000
March 31, 2010	46.81000	42.02000	46.02000
June 30, 2010	48.29000	42.41000	42.41000
September 30, 2010	47.02000	42.09000	46.84000
December 31, 2010	50.22000	46.78000	49.86000
March 31, 2011	52.17000	49.69000	52.12000
June 30, 2011	54.38000	51.29000	52.92000
September 30, 2011	54.01000	45.60000	48.24000
December 30, 2011	54.16000	47.03000	53.75000
March 30, 2012	56.58000	53.68000	55.96000
June 29, 2012	56.91000	53.73000	56.19000
September 28, 2012	58.69000	56.03000	57.68000
December 31, 2012	59.03000	54.92000	57.24000
April 18, 2013*	64.60000	57.24000	63.20000

*	High, low and closing prices are for the period starting January 1, 2013 and ending April 18, 2013.

PPS-37

The following graph sets forth the historical performance of the Dow Jones Select Dividend ETF based on daily closing prices from May 3, 2006 through April 18, 2013. The closing price per share of the Dow Jones Select Dividend ETF on April 18, 2013 was $63.20.

We obtained the Dow Jones Select Dividend ETF closing prices above from Bloomberg, L.P, without independent verification. The historical prices of the Dow Jones Select Dividend ETF should not be taken as an indication of future performance, and no assurance can be given as to the Closing Value of the Dow Jones Select Dividend ETF on the Basket Final Valuation Date. We cannot give you assurance that the performance of the Dow Jones Select Dividend ETF will result in the return of any of your principal.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

iSHARES® IBOXX $ INVESTMENT GRADE CORPORATE BOND FUND

We have derived all information regarding the iShares® iBoxx $ Investment Grade Corporate Bond Fund (the “iBoxx ETF”) contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes in its components, from the IBoxx ETF’s prospectus dated July 1, 2012 and other publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares®, Inc. (“iShares®”), iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). BFA is currently the investment adviser to the iBoxx ETF and is a wholly owned subsidiary of BTC, which in turn is a wholly owned subsidiary of BlackRock, Inc. The iBoxx ETF is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “LQD.”

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the iBoxx ETF. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the iBoxx ETF, please see the iBoxx ETF’s prospectus. In addition, information about iShares® and the iBoxx ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and then iShares® website at www.ishares.com. We have not undertaken any independent review or due diligence of the SEC filings related to the Investment Grade Bond Fund, any information contained on the iShares® website, or of any other publicly available information about the Investment Grade Bond Fund. Information contained in the iShares® website is not incorporated by reference in, and should not be considered part of, this pricing supplement.

Investment Objective and Strategy

The iBoxx ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of a segment of the U.S. investment grade corporate bond market as defined by the iBoxx® $ Liquid Investment Grade Index (the “IG Index”). The IG Index is a rules-based index consisting of liquid, U.S. dollar-denominated, investment grade corporate bonds for sale in the U.S., as determined by the index provider, and is designed to provide a broad representation of the U.S. dollar-denominated liquid investment grade corporate bond market. For additional information regarding the IG Index, please see the section entitled “The iBoxx® $ Liquid Investment Grade Index” below.

BFA uses a “passive” or indexing approach to try to achieve the investment objective of the Investment Grade Bond Fund. The iBoxx ETF does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued. The iBoxx ETF uses a representative sampling indexing strategy (as described below under “— Representative Sampling”) to try to track the Investment Grade Bond Index.

PPS-38

The iBoxx ETF may or may not hold all of the securities in the IG Index. The iBoxx ETF generally invests at least 90% of its assets in securities of the IG Index and at least 95% of its assets in investment grade corporate bonds. The iBoxx ETF also may invest in bonds not included in the IG Index, but which BFA believes will help the iBoxx ETF track the IG Index. The iBoxx ETF may invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA.

Representative Sampling

Representative sampling involves investing in a representative sample of securities that collectively has an investment profile similar to the IG Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the IG Index.

Correlation

The IG Index is a theoretical financial calculation while the iBoxx ETF is an actual investment portfolio. The performance of the iBoxx ETF and the IG Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the Investment Grade Bond Fund’s portfolio and the IG Index resulting from legal restrictions (such as diversification requirements) that apply to the iBoxx ETF but not to the IG Index or to the use of representative sampling. “Tracking error” is the difference between the performance (return) of the Investment Grade Bond Fund’s portfolio and that of the IG Index. Because the Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The iBoxx ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the IG Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Holdings Information

The holding information for the iBoxx ETF is updated on a daily basis. As of June 21, 2012, 98.43% of the Fund’s holdings consisted of bonds, 0.35% consisted of cash and 1.22% was in other assets, including dividends booked but not yet received. As of June 21, 2012, the following is a summary of the top 10 holdings of the iBoxx ETF as of such date, with the percentage of total holdings provided in parenthesis: AT&T Inc.—maturing 2018 (0.52%); AT&T Inc.—maturing 2018 (0.52%); Wells Fargo & Company (0.52%); Wal-Mart Stores Inc. (0.50%); General Electric Capital Corp.—maturing 2038 (0.48%); American International Group Inc. (0.47%); Credit Suisse New York, NY (0.46%); Citigroup Inc. (0.44%); JPMorgan Chase & Co. (0.43%); and Verizon Communications Inc. (0.43%). For a complete listing of the holdings of the Investment Grade Bond Fund, please reference the Investment Grade Bond Fund’s prospectus.

Disclaimer

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BITCNA”). BITCNA has licensed certain trademarks and trade names of BITCNA to Barclays Bank PLC. The Notes are not sponsored, endorsed, sold or promoted by BITCNA. BITCNA makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BITCNA has no obligation or liability in connection with the operation, marking, trading or sale of the Notes.

The iBoxx® $ Liquid Investment Grade Index

We have derived all information contained in this pricing supplement regarding the IG Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. That information reflects the policies of, and is subject to change by, Markit Group Limited (“Markit”). The IG Index is calculated, maintained and published by Markit. Markit has no obligation to continue to calculate and publish, and may discontinue calculation and publication of, the IG Index.

PPS-39

The IG Index is reported by Bloomberg L.P. under the ticker symbol “IBOXIG.”

The IG Index is designed to reflect the performance of the U.S. dollar-denominated liquid investment-grade corporate bond market. The IG Index is a modified market-value weighted index with an issuer cap of 3%. There is no limit to the number of issues in the IG Index, but as of April 30, 2012 the IG Index included approximately 947 constituents. Components primarily include consumer services, financials, and oil and gas entities, and may change over time.

The IG Index consists of investment grade U.S. dollar-denominated bonds issued by corporate issuers from developed countries and rated by at least one of following three credit rating agencies: Fitch Ratings (“Fitch”), Moody’s Investor Service (“Moody’s”) and Standard & Poor’s Rating Services (“S&P”). The IG Index composition is rebalanced once a month, after the close of business on the last day of each month (the “rebalancing date”). The new IG Index composition becomes effective on the first business day of the next month (the “composition month”).

The bonds in the IG Index must meet all the criteria described below as of the close of business three business days prior to the rebalancing date, provided that the relevant bond data can be verified, at Markit’s sole discretion, as of such date (the “Bond Selection Cut-off Date”).

The IG Index is multi-contributor priced. Prices for the bonds in the IG Index are sourced from a number of leading market makers. The received quotes are subject to a quality control process which is intended to exclude stale or off-market prices, and the quotes that pass the quality control are consolidated to the IG Index price. Additionally, the IG Index rules and their application are governed by two committees:

•

Technical Committee: composed of representatives of the price contributing market makers and banks. The Technical Committee meets once a month in order to arbitrate monthly rebalancing, and to monitor market developments. It also provides assistance in the identification of eligible constituents, especially in the instance where the eligibility or the classification of a bond is unclear or contentious. Additionally, the Technical Committee discusses any market developments which may warrant index rule changes, provides recommendations on changes to the rules, and reviews whether a country should be deemed ineligible due to financial sanctions.

•

Oversight Committee: composed of representatives from a broad range of asset managers. The purpose of the Oversight Committee is to review the recommendations and decisions of the Technical Committee and also to provide consultation and approval on any market developments which may warrant rule changes.

Selection Criteria for the iBoxx® $ Liquid Investment Grade Index

The IG Index is comprised solely of bonds and is a subset of the iBoxx® USD Corporate Bond Index, an index of over 2,744 investment grade bonds. Bonds in the IG Index are selected from the universe of eligible bonds in the iBoxx® USD Corporate Bond Index which include only U.S. dollar –denominated corporate bonds that meet the following selection criteria related to: bond type, credit rating, time to maturity, amount outstanding, classification, lockout period and minimum run.

Bond Type. Only fixed-rate bonds whose cash flow can be determined in advance are eligible for the IG Index. Treasury Bills and other money market instruments are not eligible. The IG Index includes only U.S. dollar-denominated bonds .

In particular, bonds with the following characteristics are included: fixed coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), sinking funds and amortizing bonds, medium-term notes, callable bonds and putable bonds.

The following instrument types are specifically excluded from the IG Index: preferred shares, optionally and mandatorily convertible bonds, subordinated bank debt or insurance debt with mandatory contingent conversion features or with any conversion options before the first call date, bonds with other equity features attached (e.g., options/warrants), private placements, perpetual bonds, floating rate notes, pay-in-kind bonds (during the pay-in-kind period), zero coupon bonds, zero step-ups (GAINS) and bonds with differences between accrual and coupon payment periods and monthly-paying bonds.

Any bond subject to a firm call or tender offer in the month immediately following the rebalancing date will be excluded from the IG Index, provided that Markit is aware of that tender offer or call as of the Bond Selection Cut-off Date.

PPS-40

Credit Rating. All bonds in the IG Index must have a Markit iBoxx Rating of investment grade. Ratings from the following three credit rating agencies are considered for the calculation of the Markit iBoxx Rating: Fitch, Moody’s and S&P. Investment grade is defined to be BBB- or above from Fitch or S&P and Baa3 or above from Moody’s. If a bond is rated by more than one of the foregoing agencies, then the Markit iBoxx Rating is the average of the provided ratings. The rating is consolidated to the nearest rating grade. Rating notches are not used. In case of an ID change or exchange of a Rule 144A/Regulation S offering into a registered bond the ratings from the Rule 144A/Regulation S offering are also used for the registered bond.

Time to Maturity. Bonds in the IG Index must have maturities of at least three years at the rebalancing date.

Amount Outstanding. The outstanding face value of all bonds denominated in U.S. dollars from the issuer must be greater than or equal to $3 billion as of the Bond Selection Cut-off Date. The outstanding face value of a bond must be greater than or equal to $750 million as of the Bond Selection Cut-off Date. Partial buybacks or increases will affect the outstanding face value of a prospective bond. Markit considers changes to the outstanding face value of a candidate bond as a result of partial or full buybacks or increases, provided that Markit is aware of such changes as of the Bond Selection Cut-off Date.

Bond Classification. The bond must be corporate credit, i.e., debt instruments backed by corporate issuers that are not secured by specific assets. Debt issued by governments, sovereigns, quasi-sovereigns and government-backed or guaranteed entities is excluded.

Bonds must be denominated in U.S. dollars, publicly registered in the United States with the SEC and clear and settle through The Depository Trust Company. Eurobonds are excluded.

Bonds from countries classified as developed markets based on the “Markit Global Economic Development Classification” are eligible for the IG Index. As of June 2012, the issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled and the country of risk must be in Andorra, Australia, Austria, Belgium, Bermuda, Canada, Cayman Islands, Cyprus, Denmark, Faeroe Islands, Finland, France, Germany, Gibraltar, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Liechtenstein, Luxembourg, Malta, Monaco, Netherlands, New Zealand, Norway, Portugal, San Marino, Singapore, Spain, Sweden, Switzerland, United States or the United Kingdom in order to be eligible for inclusion in the IG Index. A new country is added to the IG Index if it is classified as a developed market based on the “Markit Global Economic Development Classification”. A country is no longer eligible for the IG Index if it is classified as an emerging market based on the “Markit Global Economic Development Classification”. The “Markit Global Economic Development Classification” is updated once per year. The results are published at the end of July. The inclusion or exclusion of a country becomes effective at the end of the October following that publication.

Lockout Period. A bond that drops out of the IG Index at the rebalancing day is excluded from re-entering the IG Index for a three-month period. The rule for the lockout period takes precedence over the other rules for the IG Index selection. A locked out bond will not be selected, even if it qualifies for the IG Index.

Minimum Run. Any bond that enters the IG Index must remain in the IG Index for a minimum of six months, provided it is not downgraded to high yield, defaulted or fully redeemed in that period.

Annual Index Review.

The rules for the IG Index are reviewed once per year during the annual index review process to ensure that the IG Index provides a balanced representation of the U.S. dollar-denominated liquid investment grade corporate debt market. The results of the annual index review become available at the end of October.

Index Rebalancing

The IG Index is rebalanced every month, on the last business day of the month after the close of business, i.e., the rebalancing date. Changes to amounts outstanding are taken into account only if they are publicly known three business days before the end of the month. Changes in ratings are taken into account only if they are publicly known two business days before the end of the month. New bonds issued are taken into account if they are publicly known to settle until the last calendar day of the month, inclusive, and if their rating has become known at least three business days before the end of the month.

In a first step, the selection criteria set out above are applied to the universe of U.S. dollar-denominated bonds. Bond ratings and amount outstanding are used as of the Bond Selection Cut-off Date. Maturity dates remain fixed for the life of the bond. Only bonds with a first settlement date on or before the Bond Selection Cut-off Date are included in the selection process. Once the eligible bond universe has been defined, the weight for each bond is determined and if necessary capped, applying an issuer cap of 3%. The weights and capping factors are determined on the last business day of each month using the end-of-month market values.

PPS-41

Consolidation of Contributed Quotes

Index calculation is based on bid and ask quotes provided by the contributing banks. As of June 2012, the following banks supply bond prices: Barclays Capital, BNP Paribas, Deutsche Bank, Goldman Sachs, HSBC, JPMorgan, Morgan Stanley, Royal Bank of Scotland and UBS.

The quotes pass through a two-step consolidation process. The first filter tests the technical validity of the quotes. The following parameters are tested: whether bid and ask quotes are non-negative, whether the bid quote is lower than the ask quote and whether the bid-ask spread is within 500 basis points.

In the second filter, the dispersion of the quotes that pass the technical validity is checked. A pre-defined margin will be set around a control quote to define an area within which a quote of a bond is expected to be. This margin is set per sector/rating combination and is reviewed monthly. All quotes that fall within this margin are eligible for consolidation. The control quote is determined by applying: (a) all observable quotes available to Markit, (b) the Markit iBoxx Forward Matrix or (c) manual quote verification, which includes verification with trading desks at contributing banks, market quotes available via commercial feeds, return consolidation and news feeds. This manual quote verification requires at least three independent price sources and must be full documented. The control quote is determined by applying these sequentially (i.e., only if one determinant fails will the next determinant be used).

The consolidated bid and ask prices are then calculated from the remaining quotes. If fewer than two quotes are valid, no consolidated price can be generated. If two or three quotes are received, the consolidated price is determined as the arithmetical mean of these quotes. If four or more quotes are received, the highest and lowest quotes are eliminated. Thereafter the arithmetic average of the remaining quotes is calculated to determine the consolidated price.

In case the consolidation fails due to missing contributions or because not enough eligible bonds passed the control quote margin test, the contributing banks will be informed immediately in order to revise their quotes for the relevant securities. Until the next successful consolidation, the price of the affected bond used to calculate the Index is determined by using the Markit iBoxx Forward Matrix. The Markit iBoxx Forward Matrix uses country, currency, rating, issuer, industry, coupon and maturity to identify for each bond a group of securities will similar characteristics. The pricing of this bond is then linked to the movement of the swap or zero curves. The bonds in the matrix cell are used to calculate the appropriate spreads of the unconsolidated bond. A matrix of a certain number of the top closest bonds is established and their most recent historical spreads over the treasury zero curve are weighted to calculate a spread distribution. The price of the bond with missing contributions is calculated using the result average spreads.

Calculation of the iBoxx® $ Liquid Investment Grade Index

Calculations are performed daily, using consolidated iBoxx bid prices at approximately 4 p.m. Eastern Time.

The total return of the IG Index is calculated using the price changes, accrued interest, interest payments and reinvestment income on cash flows received during the composition month.

Treatment of Special Intra-Month Events

If a bond is fully redeemed intra-month, the bond effectively ceases to exist. In all calculations, the redeemed bond is treated as cash based on the last consolidated price, the call price or the repurchase price, as applicable. A redemption factor and redemption price are used to treat these events in the IG Index and in calculations relating thereto. In addition, the clean price of the bond is set to the redemption price, and the interest accrued until the redemption date is treated as an irregular coupon payment.

If a bond is identified as trading flat of accrued, the accrued interest on the bond is set to zero in the total return index calculation and the bond is excluded from the calculation of all bond and index analytical values.

Some bonds have predefined coupon changes that lead to a change in the annual coupon over the life of the bond. In all instances, the coupon change must be a fixed amount on top of a fixed coupon, i.e. floating coupon bonds are not eligible for the IG Index. The two main categories of bonds with coupon changes of this nature are step-up bonds and event-driven bonds. Step-up bonds have a pre-defined coupon schedule that cannot change during the life of the bond. That coupon schedule is used in all bond calculations. Event-driven bonds’ coupons may change upon the occurrence (or non-occurrence) of specified events, such as ratings changes, failure to register a bond or failure to complete a merger. Any events occurring after the calculation date are ignored in the determination of the applicable coupon schedule.

PPS-42

Historical Information Regarding the iBoxx ETF

The following table sets forth the high and low closing prices of the iBoxx ETF, as well as end-of-quarter closing prices, during the periods indicated below.

Quarter/Period Ending	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
June 30, 2006	105.35000	102.40000	103.46000
September 29, 2006	107.10000	102.25000	106.83000
December 29, 2006	108.55000	105.45000	106.66000
March 30, 2007	108.68000	106.10000	107.29000
June 29, 2007	107.73000	103.03000	104.57000
September 28, 2007	105.56000	102.61000	105.49000
December 31, 2007	107.43000	103.14000	104.84000
March 31, 2008	107.57000	102.90000	105.20000
June 30, 2008	106.15000	101.00000	101.40000
September 30, 2008	101.77000	81.80000	89.79000
December 31, 2008	101.65000	83.80000	101.65000
March 31, 2009	102.60000	90.54000	94.12000
June 30, 2009	100.42000	92.86000	100.28000
September 30, 2009	107.19000	99.55000	106.68000
December 31, 2009	107.25000	103.94000	104.15000
March 31, 2010	106.79000	103.47000	105.73000
June 30, 2010	108.46000	104.56000	108.46000
September 30, 2010	113.09000	107.83000	113.09000
December 31, 2010	113.25000	106.77000	108.44000
March 31, 2011	109.45000	106.82000	108.20000
June 30, 2011	111.57000	108.02000	110.13000
September 30, 2011	114.00000	109.72000	112.34000
December 30, 2011	115.58000	110.19000	113.76000
March 30, 2012	117.70000	113.27000	115.70000
June 29, 2012	117.66000	114.43000	117.66000
September 28, 2012	121.77000	117.66000	121.77000
December 31, 2012	123.13000	120.44000	120.99000
April 18, 2013*	121.53000	118.74000	121.53000

*	High, low and closing prices are for the period starting January 1, 2013 and ending April 18, 2013.

PPS-43

The following graph sets forth the historical performance of the iBoxx ETF based on daily closing prices from May 3, 2006 through April 18, 2013. The closing price per share of the iBoxx ETF on April 18, 2013 was $121.53.

We obtained the iBoxx ETF closing prices above from Bloomberg, L.P, without independent verification. The historical prices of the iBoxx ETF should not be taken as an indication of future performance, and no assurance can be given as to the Closing Value of the iBoxx ETF on the Basket Final Valuation Date. We cannot give you assurance that the performance of the iBoxx ETF will result in the return of any of your principal.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ISHARES® MSCI JAPAN INDEX FUND

We have derived all information contained in this pricing supplement regarding the iShares® MSCI Japan Index Fund (the “MSCI Japan ETF”), including, without limitation, its make up, method of calculation and changes in its components, from the MSCI Japan ETF’s prospectus dated January 1, 2012 and other publicly available information. We have not independently verified such information. Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The MSCI Japan ETF is an investment portfolio maintained and managed by iShares®, Inc. BFA is currently the investment adviser to the MSCI Japan ETF. The MSCI Japan ETF is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “EWJ.”

iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the MSCI Japan ETF. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, Inc., BFA and the MSCI Japan ETF, please see the MSCI Japan ETF’s prospectus. In addition, information about iShares® and the MSCI Japan ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We have not undertaken any independent review or due diligence of the SEC filings related to the MSCI Japan ETF, any information contained on the iShares® website, or of any other publicly available information about the MSCI Japan ETF. Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Investment Objective and Strategy

The MSCI Japan ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Japanese market, as measured by the MSCI Japan Index. The MSCI Japan ETF holds equity securities traded primarily on the various Japanese exchanges. The MSCI Japan Index was developed by MSCI Inc. (“MSCI”), the index provider, as an equity benchmark for Japanese stock performance, and is designed to measure equity market performance in Japan. For additional information about the MSCI Indices, please see the information set forth under “Non-Proprietary Indices—Equity Indices— MSCI Indices” in the accompanying index supplement, as well as the section entitled “The MSCI Japan Index” below.

PPS-44

The MSCI Japan ETF uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the MSCI Japan Index. The MSCI Japan ETF will at all times invest at least 90% of its assets in the securities of the MSCI Japan Index or in depositary receipts representing securities included in the MSCI Japan Index. The MSCI Japan ETF may invest the remainder of its assets in other securities, including securities not in the MSCI Japan Index, but which BFA believes will help the MSCI Japan ETF track the MSCI Japan Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Japan Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

BFA uses a “representative sampling” indexing strategy to manage the MSCI Japan ETF. “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the MSCI Japan Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Japan Index. The MSCI Japan ETF may or may not hold all of the securities in the MSCI Japan Index.

Correlation

The MSCI Japan Index is a theoretical financial calculation, while the MSCI Japan ETF is an actual investment portfolio. The performance of the MSCI Japan ETF and the MSCI Japan Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the MSCI Japan ETF’s portfolio and the MSCI Japan Index resulting from legal restrictions (such as diversification requirements) that apply to the MSCI Japan ETF but not to the MSCI Japan Index or the use of representative sampling. “Tracking error” is the difference between the performance (return) of a fund’s portfolio and that of its underlying index. The MSCI Japan ETF, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The MSCI Japan ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Japan Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Disclaimer

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BITCNA”). BITCNA has licensed certain trademarks and trade names of BITCNA to Barclays Bank PLC. The Notes are not sponsored, endorsed, sold or promoted by BITCNA. BITCNA makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BITCNA has no obligation or liability in connection with the operation, marking, trading or sale of the Notes.

The MSCI Japan Index

As stated above, general information regarding the composition, maintenance of, and changes to, the MSCI indices is set forth under “Non-Proprietary Indices—Equity Indices— MSCI Indices” in the accompanying index supplement. In addition to such information, please note that the performance of the MSCI Japan Index is a free float-adjusted average of the U.S. dollar values of the Japanese securities listed on the Tokyo Stock Exchange, Osaka Stock Exchange, JASDAQ and Nagoya Stock Exchange. The MSCI Japan Index has a base date of December 31, 1987.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. The MSCI Japan Index is rebalanced quarterly, calculated in U.S. dollars on a real time basis, and disseminated every 60 seconds during market trading hours. It is also calculated on an end of day basis.

PPS-45

Historical Information Regarding the MSCI Japan ETF

The following table sets forth the high and low closing prices of the MSCI Japan ETF, as well as end-of-quarter closing prices, during the periods indicated below.

Quarter/Period Ending	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
June 30, 2006	15.52000	12.32000	13.67000
September 29, 2006	14.04000	12.57000	13.54000
December 29, 2006	14.23000	13.11000	14.22000
March 30, 2007	15.12000	13.89000	14.61000
June 29, 2007	14.73000	14.24000	14.55000
September 28, 2007	14.77000	13.46000	14.30000
December 31, 2007	14.65000	13.03000	13.29000
March 31, 2008	13.29000	11.53000	12.37000
June 30, 2008	13.82000	12.37000	12.48000
September 30, 2008	12.51000	10.23000	10.66000
December 31, 2008	10.66000	7.76000	9.60000
March 31, 2009	9.63000	6.84200	7.91000
June 30, 2009	9.58000	7.91000	9.43000
September 30, 2009	10.30000	9.19000	9.94000
December 31, 2009	10.03000	9.24000	9.74000
March 31, 2010	10.57000	9.74000	10.44000
June 30, 2010	10.70000	9.18000	9.20000
September 30, 2010	10.01000	9.20000	9.89000
December 31, 2010	10.96000	9.72000	10.91000
March 31, 2011	11.61000	9.65000	10.31000
June 30, 2011	10.61000	9.79000	10.43000
September 30, 2011	10.90000	9.23000	9.46000
December 30, 2011	9.98000	8.84000	9.11000
March 30, 2012	10.18000	9.06000	10.18000
June 29, 2012	10.20000	8.65000	9.41000
September 28, 2012	9.50000	8.75000	9.16000
December 31, 2012	9.80000	8.75000	9.75000
April 18, 2013*	11.38000	9.64000	11.20000

*	High, low and closing prices are for the period starting January 1, 2013 and ending April 18, 2013.

PPS-46

The following graph sets forth the historical performance of the MSCI Japan ETF based on daily closing prices from May 3, 2006 through April 18.2013. The closing price per share of the MSCI Japan ETF on April 18, 2013 was $11.20.

We obtained the MSCI Japan ETF closing prices above from Bloomberg, L.P, without independent verification. The historical prices of the MSCI Japan ETF should not be taken as an indication of future performance, and no assurance can be given as to the Closing Value of the MSCI Japan ETF on the Basket Final Valuation Date. We cannot give you assurance that the performance of the MSCI Japan ETF will result in the return of any of your principal.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

iSHARES® MSCI EMERGING MARKETS INDEX FUND

We have derived all information contained in this pricing supplement regarding the iShares® MSCI Emerging Markets Index Fund (the “MSCI Emerging Markets ETF”), including, without limitation, its make-up, method of calculation and changes in its components, from the MSCI Emerging Markets ETF’s prospectus dated January 1, 2012 and other publicly available information. We have not independently verified such information. Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The MSCI Emerging Markets ETF is an investment portfolio maintained and managed by iShares®, Inc. BFA is currently the investment adviser to the MSCI Emerging Markets ETF. The MSCI Emerging Markets ETF is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “EEM.”

iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the MSCI Emerging Markets ETF. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, Inc., BFA and the MSCI Emerging Markets ETF, please see the MSCI Emerging Markets ETF’s prospectus. In addition, information about iShares® and the MSCI Emerging Markets ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We have not undertaken any independent review or due diligence of the SEC filings related to the MSCI Emerging Markets ETF, any information contained on the iShares® website, or of any other publicly available information about the MSCI Emerging Markets ETF. Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Investment Objective and Strategy

The MSCI Emerging Markets ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index. The MSCI Emerging Markets ETF holds equity securities traded primarily in the global emerging markets. The MSCI Emerging Markets Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets. For more information about the MSCI Indices, generally, and the MSCI Emerging Markets Index, specifically, please see “Equity Index Descriptions—MSCI Indices” in the accompanying index supplement.

PPS-47

As of July 13, 2012, the MSCI Emerging Markets ETF holdings by country consisted of the following 23 countries: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Luxembourg, Malaysia, Mexico, Peru, Philippines, Poland, Russian Federation, South Africa, South Korea, Taiwan, Thailand, Turkey and the United States. In addition, as of July 13, 2012, the MSCI Emerging Markets ETF’s three largest holdings by country were China, South Korea and Brazil.

The MSCI Emerging Markets ETF uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the MSCI Emerging Markets Index. The MSCI Emerging Markets ETF generally invests at least 90% of its assets in securities of the MSCI Emerging Markets Index and depository receipts representing securities in the MSCI Emerging Markets Index. In addition, the MSCI Emerging Markets ETF may invest up to 10% of its assets in other securities, including securities not in the MSCI Emerging Markets Index, but which BFA believes will help the MSCI Emerging Markets ETF track the MSCI Emerging Markets Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

The MSCI Emerging Markets ETF pursues a “representative sampling” indexing strategy in attempting to track the performance of the MSCI Emerging Markets Index, and generally does not hold all of the equity securities included in the MSCI Emerging Markets Index. The MSCI Emerging Markets ETF invests in a representative sample of securities that collectively has an investment profile similar to the MSCI Emerging Markets Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Emerging Markets Index.

Correlation

The MSCI Emerging Markets Index is a theoretical financial calculation, while the MSCI Emerging Markets ETF is an actual investment portfolio. The performance of the MSCI Emerging Markets ETF and the MSCI Emerging Markets Index will vary due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the MSCI Emerging Markets ETF’s portfolio and the MSCI Emerging Markets Index resulting from legal restrictions (such as diversification requirements) that apply to the MSCI Emerging Markets ETF but not to the MSCI Emerging Markets Index or the use of representative sampling. A figure of 100% would indicate perfect correlation. “Tracking error” is the difference between the performance (return) of the MSCI Emerging Markets ETF’s portfolio and the MSCI Emerging Markets Index. BFA expects that, over time, the MSCI Emerging Markets ETF’s tracking error will not exceed 5%. The MSCI Emerging Markets ETF, using a representative sampling indexing strategy, can be expected to have a greater tracking error than a fund using a replication indexing strategy. Replication is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The MSCI Emerging Markets ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Emerging Markets Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Disclaimer

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BITCNA”). BITCNA has licensed certain trademarks and trade names of BITCNA to Barclays Bank PLC. The Notes are not sponsored, endorsed, sold or promoted by BITCNA. BITCNA makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BITCNA has no obligation or liability in connection with the operation, marking, trading or sale of the Notes.

PPS-48

Historical Information Regarding the MSCI Emerging Markets ETF

The following table sets forth the high and low closing prices of the MSCI Emerging Markets ETF, as well as end-of-quarter closing prices, during the periods indicated below.

Quarter/Period Ending	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
June 30, 2006	37.03330	27.33667	31.23000
September 29, 2006	33.13670	29.20000	32.28670
December 29, 2006	38.15000	31.80333	38.10330
March 30, 2007	39.52670	35.03333	38.75000
June 29, 2007	44.42000	38.75000	43.82000
September 28, 2007	50.11330	39.49667	49.78000
December 31, 2007	55.64330	47.27000	50.10000
March 31, 2008	50.36670	42.16667	44.79330
June 30, 2008	51.70000	44.43333	45.19330
September 30, 2008	45.19330	31.33000	34.53000
December 31, 2008	34.53000	18.22000	24.97000
March 31, 2009	27.09000	19.94000	24.81000
June 30, 2009	34.64000	24.81000	32.23000
September 30, 2009	39.29000	30.75000	38.91000
December 31, 2009	42.07000	37.56000	41.50000
March 31, 2010	43.22000	36.83000	42.12000
June 30, 2010	43.98000	36.16000	37.32000
September 30, 2010	44.77000	37.32000	44.77000
December 31, 2010	48.58000	44.77000	47.62000
March 31, 2011	48.69000	44.63000	48.69000
June 30, 2011	50.21000	45.50000	47.60000
September 30, 2011	48.46000	34.95000	35.07000
December 30, 2011	42.80000	34.36000	37.94000
March 30, 2012	44.76000	37.94000	42.94000
June 29, 2012	43.54000	36.68000	39.19000
September 28, 2012	42.37000	37.42000	41.32000
December 31, 2012	44.35000	40.14000	44.35000
April 18, 2013*	45.20000	40.86000	41.03000

*	High, low and closing prices are for the period starting January 1, 2013 and ending April 18, 2013.

PPS-49

The following graph sets forth the historical performance of the MSCI Emerging Markets ETF based on daily closing prices from May 3, 2006 through April 18, 2013. The closing price per share of the MSCI Emerging Markets ETF on April 18, 2013 was $41.03.

We obtained the MSCI Emerging Markets ETF closing prices below from Bloomberg, L.P, without independent verification. The historical prices of the MSCI Emerging Markets ETF should not be taken as an indication of future performance, and no assurance can be given as to the Closing Value of the MSCI Emerging Markets ETF on the Basket Final Valuation Date. We cannot give you assurance that the performance of the MSCI Emerging Markets ETF will result in the return of any of your principal.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE HEALTH CARE SELECT SECTOR SPDR® FUND

We have derived all information regarding the Health Care Select Sector SPDR® Fund, including, without limitation, its make-up, method of calculation and changes in its components, from the Health Care Select Sector SPDR® Fund’s prospectus dated January 31, 2012 and other publicly available information. Such information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust and SSgA Funds Management, Inc. (“SSFM”). We make no representation or warranty as to the accuracy or completeness of such information. The Health Care Select Sector SPDR® Fund is an investment portfolio managed by SSFM, the investment adviser to the Health Care Select Sector SPDR® Fund. The Health Care Select Sector SPDR® Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “XLV.”

The Select Sector SPDR® Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Health Care Select Sector SPDR® Fund. Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index (please see above for a description of the S&P 500® Index). The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index. The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We have not undertaken any independent review or due diligence of the SEC filings related to the Health Care Select SPDR Fund, specifically, or the Select Sector SPDR Funds, in general; any information contained on the Select Sector Trust website; or of any other publicly available information about the Health Care Select Sector SPDR Fund. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this document.

PPS-50

Investment Objective

The Health Care Select Sector SPDR® Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the health care services sector, as represented by the Health Care Select Sector Index. The Health Care Select Sector Index measures the performance of the health care sector of the U.S. equity market and includes companies in the following sub-sectors: pharmaceuticals; health care equipment and supplies; health care providers and services; biotechnology; life sciences tools and services and health care technology. For additional information regarding the Health Care Select Sector Index, please see section entitled, “The Health Care Select Sector Index”, below.

Investment Strategy—Replication

The Health Care Select Sector SPDR® Fund pursues the indexing strategy of “replication” in attempting to approximate the performance of Health Care Select Sector Index. The Health Care Select Sector SPDR® Fund will generally invest in substantially all of the equity securities included in the Health Care Select Sector Index in approximately the same proportions as the Health Care Select Sector Index. There may, however, be instances where SSFM may choose to overweight another stock in the Health Care Select Sector Index, purchase securities not included in the Health Care Select Sector Index that SSFM believes are appropriate to substitute for a security included in the Health Care Select Sector Index or utilize various combinations of other available investment techniques in seeking to track accurately the Health Care Select Sector Index. The Health Care Select Sector SPDR® Fund will normally invest at least 95% of its total assets in common stocks that comprise the Health Care Select Sector Index. The Health Care Select Sector SPDR® Fund may invest its remaining assets in money market instruments (including repurchase contracts). Options and futures contracts (and convertible securities and structured notes) may be used by the Health Care Select Sector SPDR® Fund in seeking performance that corresponds to the Health Care Select Sector Index and managing cash flows. SSFM anticipates that, under normal circumstances, it may take approximately five business days for additions and deletions to the S&P 500® Index to be reflected in the portfolio composition of the Health Care Select Sector SPDR® Fund. The Board of Trustees of the Select Sector SPDR® Trust may change the Health Care Select Sector SPDR® Fund’s investment strategy and other policies without shareholder approval.

Correlation

The Health Care Select Sector Index is a theoretical financial calculation, while the Health Care Select Sector SPDR® Fund is an actual investment portfolio. The performance of the Health Care Select Sector SPDR® Fund and the Health Care Select Sector Index will vary somewhat due to transaction costs, asset valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The Health Care Select Sector SPDR® Fund, using a replication strategy, can be expected to have a lesser tracking error than a fund using representative sampling strategy. Representative sampling is a strategy in which a fund invests in a representative sample of securities in a tracking index.

The Health Care Select Sector Index

We have derived all information regarding the Health Care Select Sector Index and the index from which it is derived, the S&P 500® Index, including, without limitation, the make-up, method of calculation and changes in components for each index, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”) or BofA Merrill Lynch Research, as index compilation agent, (“BofA Merrill Lynch” or the “Index Compilation Agent”). We make no representation or warranty as to the accuracy or completeness of such information.

The Health Care Select Sector Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the health care sector such as: pharmaceuticals; health care equipment & supplies; health care providers & services; biotechnology; life science tools & services; and health care technology. The Health Care Select Sector Index is one of the nine Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index”. For additional information regarding the “Select Sector Indices”, including the construction and maintenance of such indices, please refer to the section above entitled, “Consumer Staples Select Sector SPDR® Fund—Select Sector Indices”.

The stocks included in the Health Care Select Sector Index are selected by the Index Compilation Agent in consultation with S&P from the universe of companies represented by the S&P 500® Index. The composition and weighting of the stocks included in the Health Care Select Sector Index will likely differ from the composition and weighting of stocks included in any similar S&P 500® sector index that is published and disseminated by S&P. S&P’s only relationship to the Index Compilation Agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to the Index Compilation Agent.

PPS-51

Historical Information Regarding the Health Care Select Sector SPDR® Fund

The following table sets forth the high and low closing prices of the Health Care Select Sector SPDR® Fund, as well as end-of-quarter closing prices, during the periods indicated below.

Quarter/Period Ending	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
June 30, 2006	32.03000	29.51000	30.26000
September 29, 2006	33.37000	29.98000	33.18000
December 29, 2006	33.90000	32.42000	33.49000
March 30, 2007	34.85000	33.09000	33.67000
June 29, 2007	36.78000	33.67000	35.23000
September 28, 2007	35.98000	33.60000	35.39000
December 31, 2007	36.74000	34.79000	35.21000
March 31, 2008	36.44000	30.64000	30.93000
June 30, 2008	32.25000	29.92000	30.56000
September 30, 2008	33.61000	29.93000	30.45000
December 31, 2008	30.45000	23.56000	26.55000
March 31, 2009	27.46000	21.88000	24.21000
June 30, 2009	26.53000	23.77000	26.31000
September 30, 2009	29.04000	25.64000	28.67000
December 31, 2009	31.64000	28.05000	31.08000
March 31, 2010	33.00000	30.68000	32.08000
June 30, 2010	32.31000	28.17000	28.17000
September 30, 2010	30.70000	27.96000	30.48000
December 31, 2010	31.77000	30.19000	31.50000
March 31, 2011	33.18000	31.50000	33.13000
June 30, 2011	36.42000	33.13000	35.52000
September 30, 2011	35.95000	29.99000	31.72000
December 30, 2011	34.88000	30.70000	34.69000
March 30, 2012	37.59000	34.69000	37.59000
June 29, 2012	38.00000	35.53000	38.00000
September 28, 2012	40.31000	37.40000	40.11000
December 31, 2012	41.35000	38.64000	39.95000
April 18, 2013*	47.91000	369.95000	46.93000

*	High, low and closing prices are for the period starting January 1, 2013 and ending April 18, 2013.

PPS-52

The following graph sets forth the historical performance of the Health Care Select Sector SPDR® Fund based on daily closing prices from May 3, 2006 through April 18, 2013. The closing price per share of the Health Care Select Sector SPDR® Fund on April 18, 2013 was $46.93.

We obtained the Health Care Select Sector SPDR® Fund closing prices above from Bloomberg, L.P, without independent verification. The historical prices of the Health Care Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the Closing Value of the Health Care Select Sector SPDR® Fund on the Basket Final Valuation Date. We cannot give you assurance that the performance of the Health Care Select Sector SPDR® Fund will result in the return of any of your principal.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE POWERSHARES QQQ TRUSTSM, SERIES 1

We have derived all information contained in this pricing supplement regarding the PowerShares QQQ TrustSM, Series 1, including, without limitation, its make-up, method of calculation and changes in its components, from the PowerShares QQQ TrustSM, Series 1’s prospectus dated January 30, 2012 and other publicly available information. The PowerShares QQQ TrustSM, Series 1 is an unit investment trust created pursuant to a trust indenture and agreement (the “Trust Agreement”) dated as of March 4, 1999, as amended by Amendment No. 1 to the Trust Agreement dated as of March 21, 2007, and is governed by a standard terms and conditions of trust between The Bank of New York Mellon, (the “Trustee”), and Nasdaq Global Funds, the predecessor sponsor to Invesco PowerShares Capital Management LLC (the “Sponsor”), dated and executed as of March 1, 1999, as amended by Amendment No. 1 to the Terms and Conditions dated as of April 17, 2001, by Amendment No. 2 to the Terms of Conditions, dated as of February 4, 2004 and Amendment No. 3 to the Terms and Conditions, dated as of January 24, 2006. The PowerShares QQQ TrustSM, Series 1 was created to provide investors with the opportunity to purchase units of beneficial interest in the PowerShares QQQ TrustSM, Series 1 representing proportionate undivided interests in the portfolio of securities held by the PowerShares QQQ TrustSM, Series 1, which consists of substantially all of the securities, in substantially the same weighting, as the component securities of the Nasdaq-100 Index®.

Information filed by the PowerShares QQQ TrustSM, Series 1 with the SEC pursuant to the Securities Exchange Act of 1933, as amended, can be located by reference to the SEC file numbers 333-61001 and 811-08947, respectively on the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We have not undertaken any independent review or due diligence of the SEC filings related to the, PowerShares QQQ TrustSM, Series 1 or of any other publicly available information about the PowerShares QQQ TrustSM, Series 1Information from outside sources is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Investment Objective and Strategy

The PowerShares QQQ TrustSM, Series 1, an exchange traded fund, is a registered investment company which both (a) continuously issues and redeems “in kind” its shares, known as PowerShares QQQ Shares only in large lot sizes called Creation Units at their once daily net asset value (“NAV”) and (b) lists the shares individually for trading on Nasdaq Global Market tier of the NASDAQ Stock Market (“Nasdaq”) under the symbol “QQQQ” at prices established throughout the trading day, like any other listed equity security trading in the secondary market on Nasdaq. The PowerShares QQQ Shares held by the PowerShares QQQ TrustSM,

PPS-53

Series 1 consist of a portfolio of equity securities or, in the case of securities not yet delivered in connection with purchases made by the trust or portfolio deposits, confirmations of contracts to purchase such securities (collectively, the “Portfolio”). The investment objective of the PowerShares QQQ TrustSM, Series 1 is to provide investment results that generally correspond to the price and yield performance of the Nasdaq-100 Index® by holding all the stocks comprising the Nasdaq-100 Index®. First published in January 1985, the Nasdaq-100 Index® is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on the NASDAQ Stock Market. The Nasdaq-100 Index® includes companies across a variety of major industry groups. For additional information about the Nasdaq-100 Index®, see the information set forth under “Non-Proprietary Indices—Equity Indices— Nasdaq-100 Index®” in the accompanying index supplement.

The PowerShares QQQ TrustSM, Series 1, which holds the Portfolio and cash, is not actively managed by traditional methods, which typically involve effecting changes in the Portfolio on the basis of judgments made relating to economic, financial and market considerations. To maintain the correspondence between the composition and weights of the securities in the PowerShares QQQ TrustSM, Series 1 (the “Securities”) and the stocks in the Nasdaq-100 Index®, the Trustee adjusts the Securities from time to time to conform to periodic changes in the identity and/or relative weights of the Securities. The composition and weighting of the securities portion of a portfolio deposit are also adjusted to conform to changes in the Nasdaq-100 Index®.

Representative Sampling

The sponsor of the PowerShares QQQ TrustSM, Series 1 makes available on each business day a list of the names and the required number of shares for each of the securities in the current portfolio deposit as well as the income net of expense amount effective through and including the previous business day per outstanding PowerShares QQQ Share. The sponsor may choose within its discretion to make available, frequently throughout each business day, a number representing, on a per PowerShares QQQ Share basis, the sum of the income net of expense amount effective through and including the previous business day plus the current value of the securities portion of a portfolio deposit as in effect on such day (which value will occasionally include a cash-in-lieu amount to compensate for the omission of a particular index security from such portfolio deposit). The Nasdaq Stock Market calculates the Nasdaq-100 Index® intra-day every 15 seconds on every business day in which the Nasdaq Stock Market is open for trading. If the sponsor elects to make such information available, it would be calculated based upon the best information available to the sponsor and may be calculated by other persons designated to do so by the sponsor. If the sponsor elects to make such information available, the inability of the sponsor or its designee to provide such information for any period of time will not in itself result in a halt in the trading of PowerShares QQQ Shares on Nasdaq.

Historical Information Regarding the PowerShares QQQ TrustSM, Series 1

The following table sets forth the high and low closing prices of the PowerShares QQQ TrustSM, Series 1, as well as end-of-quarter closing prices, during the periods indicated below.

Quarter/Period Ending	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
June 30, 2006	42.74000	37.27000	38.77000
September 29, 2006	40.83000	35.70000	40.64000
December 29, 2006	44.74000	40.14000	43.15000
March 30, 2007	45.42000	42.16000	43.54000
June 29, 2007	47.80000	43.54000	47.57000
September 28, 2007	51.52000	45.53000	51.42000
December 31, 2007	55.01000	48.75000	51.23000
March 31, 2008	51.23000	41.22000	43.77000
June 30, 2008	50.54000	43.77000	45.16000
September 30, 2008	48.28000	37.45000	39.16000
December 31, 2008	39.16000	25.56000	29.74000
March 31, 2009	31.51000	25.72000	30.32000
June 30, 2009	36.94000	30.32000	36.38000
September 30, 2009	42.65000	34.54000	42.24000
December 31, 2009	46.20000	40.89000	45.75000
March 31, 2010	48.39000	42.64000	48.17000
June 30, 2010	50.52000	42.74000	42.74000
September 30, 2010	49.66000	42.47000	49.06000
December 31, 2010	54.89000	48.48000	54.46000
March 31, 2011	58.89000	54.17000	57.43000
June 30, 2011	59.24000	53.79000	57.04000
September 30, 2011	59.61000	50.06000	52.50000
December 30, 2011	58.92000	51.13000	55.83000
March 30, 2012	68.21000	55.83000	67.53000
June 29, 2012	68.25000	60.41000	64.16000
September 28, 2012	70.40000	62.42000	68.58000
December 31, 2012	69.35000	62.03000	65.11000
April 18, 2013*	70.02000	65.11000	67.14000

*	High, low and closing prices are for the period starting January 1, 2013 and ending April 18, 2013.

PPS-54

The following graph sets forth the historical performance of the PowerShares QQQ TrustSM, Series 1 based on daily closing prices from May 3, 2006 through April 18, 2013. The closing price per share of the PowerShares QQQ TrustSM, Series 1 on April 18, 2013 was $67.14.

We obtained the PowerShares QQQ TrustSM, Series 1 closing prices above from Bloomberg, L.P, without independent verification. The historical prices of the PowerShares QQQ TrustSM, Series 1 should not be taken as an indication of future performance, and no assurance can be given as to the Closing Value of the PowerShares QQQ TrustSM, Series 1 on the Basket Final Valuation Date. We cannot give you assurance that the performance of the PowerShares QQQ TrustSM, Series 1 will result in the return of any of your principal.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE iSHARES® BARCLAYS TIPS BOND FUND

We have derived all information contained in this pricing supplement regarding the iShares® Barclays TIPS Bond Fund (the “iShares TIPS ETF”), including, without limitation, its make-up, method of calculation and changes in its components, from the iShares TIPS ETF’s prospectus dated March 1, 2012 and other publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares®, Inc. (“iShares®”), iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). BFA is currently the investment adviser to the iShares TIPS ETF and is a wholly owned subsidiary of BTC, which in turn is a wholly owned subsidiary of BlackRock, Inc. The iShares TIPS ETF is an exchange-traded fund that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “TIP.”

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iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the iShares TIPS ETF. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the iShares TIPS ETF, please see the iShares TIPS ETF’s prospectus. In addition, information about the iShares TIPS ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website. We have not undertaken any independent review or due diligence of the SEC filings related to the iShares TIPS ETF, any information contained on the iShares® website, or of any other publicly available information about the iShares TIPS ETF. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Investment Objective and Strategy

The iShares TIPS ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) (the “Barclays TIPS Index”). Inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS,” are securities issued by the U.S. Treasury that are designed to provide inflation protection to investors. TIPS are income-generating instruments the interest and principal payments of which are adjusted for inflation — a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the consumer price index. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds. For additional information regarding the Barclays TIPS Index, please see section entitled, “The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L)”, below.

BFA uses a “passive” or indexing approach to try to achieve the investment objective of the iShares TIPS ETF. The iShares TIPS ETF does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued. The iShares TIPS ETF uses a representative sampling indexing strategy (as described below under “— “Representative Sampling”) to try to track the Barclays TIPS Index.

The iShares TIPS ETF may or may not hold all of the securities in the Barclays TIPS Index. The iShares TIPS ETF generally invests at least 90% of its assets in the bonds included in the Barclays TIPS Index and at least 95% of its assets in U.S. government bonds. The iShares TIPS ETF may invest up to 10% of its assets in U.S. government bonds not included in the Barclays TIPS Index, but which BFA believes will help the iShares TIPS ETF track the Barclays TIPS Index. The iShares TIPS ETF also may invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA.

Representative Sampling

Representative sampling involves investing in a representative sample of securities that collectively has an investment profile similar to the Barclays TIPS Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the Barclays TIPS Index.

Correlation

The Barclays TIPS Index is a theoretical financial calculation, while the iShares TIPS ETF is an actual investment portfolio. The performance of the iShares TIPS ETF and the Barclays TIPS Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the iShares TIPS ETF’s portfolio and the Barclays TIPS Index resulting from legal restrictions (such as diversification requirements) that apply to the iShares TIPS ETF but not to the Barclays TIPS Index or to the use of representative sampling. “Tracking error” is the difference between the performance (return) of the iShares TIPS ETF’s portfolio and that of the Barclays TIPS Index. Because the iShares TIPS ETF uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

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Concentration Policy

The iShares TIPS ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Barclays TIPS Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Holdings Information

The holding information for the iShares TIPS ETF is updated on a daily basis. As of June 21, 2012, 99.01% of the iShares TIPS ETF’s holdings consisted of bonds, 0.44% consisted of cash and 0.52% was in other assets, including dividends booked but not yet received. As of June 21, 2012, the following is the top 10 holdings of the iShares TIPS ETF, with percentage of total holdings provided in parenthesis: U.S. Treasury (CPI) Note, 01/15/2021, 1.12% (6.98%); U.S. Treasury (CPI) Note, 01/15/2016, 2.00% (4.98%); U.S. Treasury (CPI) Note, 07/15/2021, 0.62% (4.94%); U.S. Treasury (CPI) Note, 01/15/2025, 2.38% (4.50%); U.S. Treasury (CPI) Note, 07/15/2020, 1.25% (4.44%); U.S. Treasury (CPI) Note, 02/15/2041, 2.12% (4.43%); U.S. Treasury (CPI) Note, 04/15/2029, 3.88% (4.38%); U.S. Treasury (CPI) Note, 04/15/2028, 3.62% (3.94%); U.S. Treasury (CPI) Note, 01/15/2021, 1.12% (6.98%); and U.S. Treasury (CPI) Note, 01/15/2016, 2.00% (4.98%). For a complete listing of the holdings of the iShares TIPS ETF’s, please reference the iShares TIPS ETF’s prospectus.

Disclaimer

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BITCNA”). BITCNA has licensed certain trademarks and trade names of BITCNA to Barclays Bank PLC. The Notes are not sponsored, endorsed, sold or promoted by BITCNA. BITCNA makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BITCNA has no obligation or liability in connection with the operation, marking, trading or sale of the Notes.

The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L)

We have derived all information contained in this pricing supplement regarding the Barclays TIPS Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Barclays Capital Inc. (“BCI”). The Barclays TIPS Index is a bond index calculated, published and disseminated by BCI. BCI is under no obligation to continue to publish, and may discontinue publication of, the Barclays TIPS Index.

As described above, the Barclays TIPS Index measures the performance of inflation-protected securities issued by the U.S. Treasury known as “TIPS.” The Barclays TIPS Index is market capitalization-weighted, includes all publicly issued U.S. inflation-protected securities that meet the eligibility criteria for inclusion described below and is rebalanced once a month on the last calendar day of the month. TIPS are indexed to the non-seasonally adjusted Consumer Price Index for All Urban Consumers, or the CPI-U.

Eligibility Criteria

In order to be eligible for inclusion in the Barclays TIPS Index, securities must have $250 million or more of outstanding face value. U.S. Treasuries held in the Federal Reserve SOMA account (both purchases at issuance and net secondary market transactions) are deducted from the total amount outstanding. Any issuance bought at auction by the Federal Reserve does not enter the Barclays TIPS Index. Net secondary market purchases and sales are adjusted at each month-end with a one-month lag.

The U.S. inflation-protected securities included in the Barclays TIPS Index must be rated investment grade (Baa3/BBB-/BBB-) or higher using the middle rating (e.g. dropping the highest and lowest available ratings) provided by the following rating agencies: Fitch Ratings (“Fitch”), Moody’s Investor Service (“Moody’s”). When a rating from only two agencies is available, the lower is used. When a rating from only one agency is available, that is used to determine index eligibility.

Securities must have a remaining maturity of at least one year, regardless of optionality, and non-convertible.

Principal and coupons must be denominated in U.S. dollars. Coupons must be fixed rate, step-up coupons or coupons that change according to a predetermined schedule. Securities with a coupon that converts from fixed to floating rate must have at least one year until the conversion date.

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The securities must be SEC-registered securities, bonds exempt from registration at the time of issuance or Rule 144A securities with registration rights. Public obligations of the U.S. Treasury and inflation-protected securities are eligible for inclusion in the Barclays TIPS Index. State and local government series bonds, STRIPS, T-bills and bellwethers are excluded from the Barclays TIPS Index.

Rebalancing

The compositions of the “returns universe” is rebalanced at each month-end and represents the fixed set of bonds on which index returns are calculated for the ensuing month. The “statistics universe” is a forward-looking version that changes daily to reflect issues dropping out and entering the index, but is not used for return calculation. On the last business day of the month (the “rebalancing date”), the composition of the latest statistics universe becomes the returns universe for the following month.

During the month, indicative changes to securities (e.g., credit rating changes, sector reclassification, amount outstanding changes, corporate actions, ticker changes) are reflected in both the statistic universe and returns universe of the index on a daily basis. These changes may cause bonds to enter or fall out of the statistics universe of the index on a daily basis, but will affect the composition of the returns universe only at month-end, when the index is rebalanced.

Intra-month cash flows from interest and principal payments contribute to monthly index returns, but are not reinvested at any short-term reinvestment rate in between rebalance dates to earn an incremental return. However, after the rebalancing, cash is effectively reinvested into the returns universe for the following month, so that index results over two or more months reflect monthly compounding.

Qualifying securities issued but not necessarily settled on or before the month-end rebalancing date qualify for inclusion in the following month’s index if required security reference information and pricing are readily available.

Index Calculation

The Barclays TIPS Index is priced by BCI market makers on a daily basis on 3 p.m. New York time. Bonds in the index are priced on the mid side. The primary price for each security is analyzed and compared with other third-party pricing sources through statistical routines and scrutiny by the research staff. Significant discrepancies are researched and corrected, as necessary.

The amount outstanding reported for TIPS is equal to the notional par value of each TIP security available for purchase by the public as reported by the U.S. Treasury in the Quarterly Treasury Bulletin. This number is then adjusted (divided) by the compounded rate of inflation since the date of issue. The number is updated quarterly, at the end of a month that the Quarterly Treasury Bulletin is released.

When a new TIPS is issued or an existing issue is reopened, the full uninflated par amount outstanding enters the index for returns purposes on the first day of the following month. Only when the next published Quarterly Treasury Bulletin includes the new issuance or reopening will this amount be adjusted to reflect the amount outstanding net of holds by the U.S. Treasury.

Historical Information Regarding the iShares TIPS ETF

The following table sets forth the high and low closing prices of the iShares TIPS ETF, as well as end-of-quarter closing levels, during the periods indicated below.

Quarter/Period Ending	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
June 30, 2006	100.30000	98.32000	99.56000
September 29, 2006	101.69000	98.43000	101.21000
December 29, 2006	101.49000	98.75000	98.78000
March 30, 2007	101.50000	98.01000	101.06000
June 29, 2007	101.33000	97.30000	99.00000
September 28, 2007	102.60000	97.84000	102.12000
December 31, 2007	107.97000	100.90000	105.80000
March 31, 2008	111.52000	105.80000	109.90000
June 30, 2008	109.90000	104.74000	107.85000
September 30, 2008	108.60000	101.30000	101.30000
December 31, 2008	101.86000	90.73000	99.24000
March 31, 2009	103.34000	96.48000	102.75000
June 30, 2009	102.75000	98.90000	101.63000
September 30, 2009	102.88000	99.88000	102.88000
December 31, 2009	106.57000	102.72000	103.90000
March 31, 2010	105.49000	103.36000	103.91000
June 30, 2010	106.99000	102.74000	106.91000
September 30, 2010	109.79000	105.35000	109.03000
December 31, 2010	112.22000	105.81000	107.52000
March 31, 2011	110.31000	104.91000	109.16000
June 30, 2011	111.47000	108.56000	110.64000
September 30, 2011	118.10000	109.98000	114.30000
December 30, 2011	117.99000	113.75000	116.69000
March 30, 2012	119.36000	116.65000	117.65000
June 29, 2012	121.31000	117.05000	119.70000
September 28, 2012	121.93000	118.69000	121.76000
December 31, 2012	123.30000	121.22000	121.41000
April 18, 2013*	122.57000	119.94000	121.9800

*	High, low and closing prices are for the period starting January 1, 2013 and ending April 18, 2013.

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The following graph sets forth the historical performance of the iShares TIPS ETF based on daily closing prices from May 3, 2006 through April 18, 2013. The closing price per share of the iShares TIPS ETF on April 18, 2013 was $121.98.

We obtained the iShares TIPS ETF closing prices below from Bloomberg, L.P, without independent verification. The historical prices of the iShares TIPS ETF should not be taken as an indication of future performance, and no assurance can be given as to the Closing Value of the iShares TIPS ETF 1 on the Basket Final Valuation Date. We cannot give you assurance that the performance of the iShares TIPS ETF will result in the return of any of your principal.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

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INSTITUTE FOR WEALTH MANAGEMENT

Institute for Wealth Management

The Institute for Wealth Management LLC (“IWM”), a Delaware-incorporated limited liability company, is an investment adviser registered under the Investment Advisers Act of 1940, as amended (SEC File No. 801-67624). IWM’s corporate address is 1775 Sherman St., Suite 2750, Denver, Colorado, 80203. For more information on IWM, please refer to IWM’s Form ADV filed with the SEC.

Basket Composition Agreement

On July 13, 2012, IWM and Barclays Bank PLC, as issuer and calculation agent, entered into a basket composition agreement to govern IWM’s relationship with Barclays Bank PLC in respect of the Notes (the “Basket Composition Agreement”). Under the agreement, IWM has agreed to provide the calculation agent with the composition and weightings of the Basket Components included in the Basket described herein.

Under the Basket Composition Agreement, we have agreed to pay IWM as compensation for its services as Basket Selection Agent an amount equal to 2.00% of the aggregate principal amount of the Notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

ADDITIONAL INFORMATION

If a Basket Component is (a) a security or other financial instrument admitted to trading on a trading venue in the European Union (other than a security or other financial instrument whose principal trading venue is located outside the European Union), (b) a derivative relating to such a security or financial instrument (or to the issuer of such a security or financial instrument) or (c) a debt instrument issued by the European Union or any of its member states or any sovereign issuer that is an instrumentality or political sub-division of the European Union or any of its member states, or any derivative relating thereto (any of (a), (b) or (c) being a “European Financial Instrument”), or if a Basket Component is an index, basket of securities or interest in an exchange traded fund or similar entity which includes one or more European Financial Instruments, then as a holder of the Notes, you may be deemed to have an indirect interest in those underlying European Financial Instruments for purposes of EU Regulation No 26/2012 of 14 March 2012 on short selling and certain aspects of credit default swaps (the “EU Short Selling Regulation”). Subject to certain exceptions, the EU Short Selling Regulation prohibits investors, wherever located, from directly or indirectly making uncovered short sales of European Financial Instruments or European sovereign credit default swaps. The EU Short Selling Regulation also requires investors, wherever located, who hold directly or indirectly a net short position in European Financial Instruments to comply with certain notification and disclosure obligations depending on the size of their net short position. You should consult with your own legal advisers regarding any investment in the Notes, as you may need to consider your investment in the Notes for purposes of compliance with the EU Short Selling Regulation.

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